UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------x
In re                                  :              Chapter 11
                                       :
United Pan-Europe Communications N.V., :              Case No. 02-16020 (BRL)
                                       :
                              Debtor.  :
                                       :
---------------------------------------x


                        SECOND AMENDED CHAPTER 11 PLAN OF
                  REORGANIZATION JOINTLY PROPOSED BY UNITED
               PAN-EUROPE COMMUNICATIONS N.V. AND NEW UPC, INC.
               ------------------------------------------------








WHITE & CASE LLP                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

Howard S. Beltzer (HSB 5721)            Richard Levin (California State Bar No.
Daniel P. Ginsberg (DPG 5290)           66578)
1155 Avenue of the Americas             Van C. Durrer II (VCD 0689)
New York, New York  10036               300 South Grand Avenue
(212) 819-8200                          Los Angeles, CA  90071
                                        (213) 687-5000
Attorneys for United Pan-Europe
Communications N.V.                     Attorneys for New UPC, Inc.


Dated:  New York, New York
        January 7, 2003

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I  DEFINITIONS, INTERPRETATION AND EXHIBITS...........................2

      Section 1.1  Definitions................................................2
      Section 1.2  Rules of Interpretation...................................18
      Section 1.3  Exhibits..................................................18
      Section 1.4  Administrator Consent.....................................18

ARTICLE II  ADMINISTRATIVE AND PRIORITY TAX CLAIMS...........................18

      Section 2.1  Unclassified Claims.......................................18
      Section 2.2  Administrative Claims.....................................18
      Section 2.3  Priority Tax Claims.......................................19

ARTICLE III  CLASSIFICATION OF CLAIMS, EQUITY  INTERESTS AND OLD OTHER EQUITY
            INTERESTS........................................................20

      Section 3.1  Generally.................................................20
      Section 3.2  Classified Claims Against and Equity Interests in UPC.....20
      Section 3.3  Elimination of Classes....................................20

ARTICLE IV  TREATMENT OF CLAIMS, EQUITY INTERESTS  AND OLD OTHER EQUITY
            INTERESTS........................................................21

      Section 4.1  Satisfaction of Claims, Equity Interests and Old
                 Other Equity Interests......................................21
      Section 4.2  No Effect on Section 508 of the U.S. Bankruptcy Code......21
      Section 4.3  Class 1: Miscellaneous Secured Claims.....................21
      Section 4.4  Class 2: Classified Priority Claims.......................21
      Section 4.5  Class 3: Critical Creditor Claims.........................22
      Section 4.6  Class 4: Belmarken Notes Claims...........................22
      Section 4.7  Class 5: UPC Notes Claims and General Unsecured
                 Claims......................................................22
      Section 4.8  Class 6: UPC Preference Shares A..........................23
      Section 4.9  Class 7: UPC Priority Shares..............................23
      Section 4.10  Class 8: UPC Ordinary Shares A...........................24
      Section 4.11  Class 9: Equity Securities Claims........................24
      Section 4.12  Class 10: Old Other Equity Interests.....................24

ARTICLE V  ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN.....................25

      Section 5.1  Unimpaired Classes........................................25
      Section 5.2  Impaired Classes..........................................25
      Section 5.3  Acceptance by Impaired Classes of Claims and Equity
                 Interests...................................................25
      Section 5.4  Cramdown..................................................25

                                      (i)

                                Table of Contents
                                   (continued)
                                                                            Page


ARTICLE VI  PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN................26
      Section 6.1  General...................................................26
      Section 6.2  Delivery of Distributions.................................26
      Section 6.3  Disbursing Agent..........................................26
      Section 6.4  Distribution Notification Date............................27
      Section 6.5  Distributions to Holders of Allowed Claims and
                 Allowed Equity Interests....................................27
      Section 6.6  Disputed Distributions....................................28
      Section 6.7  Distributions of Cash.....................................28
      Section 6.8  Failure to Negotiate Checks...............................28
      Section 6.9  Unclaimed Distributions...................................29
      Section 6.10  Limitation on Distribution Rights........................29
      Section 6.11  Fractional Euros.........................................29
      Section 6.12  Fractional Shares........................................29
      Section 6.13  Compliance With Tax Requirements.........................29
      Section 6.14  Documentation Necessary to Release Liens.................30
      Section 6.15  Distributions by Indenture Trustee.......................30
      Section 6.16  Setoffs..................................................30

ARTICLE VII  EXECUTORY CONTRACTS AND UNEXPIRED LEASES; INDEMNIFICATION
            OBLIGATIONS; BENEFIT PROGRAMS....................................30

      Section 7.1  Treatment of Executory Contracts and Unexpired Leases.....30
      Section 7.2  Cure of Defaults for Assumed Contracts and Leases.........31
      Section 7.3  Resolution of Objections to Assumption of Executory
                 Contracts and Unexpired Leases; Cure  Payments..............32
      Section 7.4  Claims for Rejection Damages..............................33
      Section 7.5  Treatment of Rejection Claims.............................33
      Section 7.6  Executory Contracts and Unexpired Leases Entered Into
                 and Other Obligations Incurred After the Petition Date......33
      Section 7.7  Reorganized Debtor's Indemnification Obligations..........33
      Section 7.8  Benefit Programs..........................................33

ARTICLE VIII  RESOLUTION OF DISPUTED CLAIMS..................................34

      Section 8.1  Preservation of Rights....................................
      Section 8.2  Objections to and Resolution of Claims,
                 Administrative Claims, Equity Interests and Old Other
                 Equity Interests............................................34
      Section 8.3  Estimation of Claims......................................34
      Section 8.4  Distributions Withheld For Disputed Unsecured Claims
                 and Equity Interests........................................35
      Section 8.5  Dutch Bankruptcy Case.....................................36

                                      (ii)

                                Table of Contents
                                   (continued)
                                                                            Page


ARTICLE IX  MEANS FOR IMPLEMENTATION OF THE PLAN.............................36

      Section 9.1  Continued Corporate Existence.............................36
      Section 9.2  Cancellation of Claims, Equity Interests and Old
                 Other Equity Interests......................................36
      Section 9.3  Extraordinary General Meeting.............................37
      Section 9.4  Amendment of Organizational Documents.....................39
      Section 9.5  Corporate Action..........................................39
      Section 9.6  Implementation of the Restructuring Under Dutch Law.......39
      Section 9.7  Contribution of UPC Shares................................39
      Section 9.8  New UPC Common Stock......................................39
      Section 9.9  Offer Memorandum..........................................39
      Section 9.10  Listing of New UPC Common Stock..........................40
      Section 9.11  Transfers Under Plan.....................................40
      Section 9.12  Operations Between the Confirmation Date and the
                 Effective Date..............................................40
      Section 9.13  Revesting of Assets......................................40
      Section 9.14  Approval of Agreements...................................41
      Section 9.15  Incentive Plan...........................................41
      Section 9.16  Stockholders Agreement...................................41
      Section 9.17  New UPC Equity Purchase Rights...........................41
      Section 9.18  UGC Subscription Commitment..............................42
      Section 9.19  Treatment of UPC Owned UPC Notes.........................42
      Section 9.20  Rights of Action.........................................42

ARTICLE X  OPERATION AND MANAGEMENT OF THE REORGANIZED DEBTOR................43

      Section 10.1  Post-Effective Date Operation of Business................43
      Section 10.2  Post-Confirmation Directors and Officers of the
                 Debtor and New UPC..........................................43

ARTICLE XI  CONDITIONS TO CONFIRMATION AND CONSUMMATION OF THE PLAN..........43

      Section 11.1  Conditions Precedent to Confirmation.....................43
      Section 11.2  Conditions Precedent to Consummation.....................43
      Section 11.3  Waiver of Conditions to Consummation.....................45

ARTICLE XII  EFFECTS OF CONFIRMATION.........................................45

      Section 12.1  Discharge................................................45
      Section 12.2  Injunction...............................................46
      Section 12.3  Exculpation..............................................46
      Section 12.4  Releases.................................................48
      Section 12.5  Binding Effect of Plan...................................49
      Section 12.6  Indemnification..........................................49
      Section 12.7  Term of Injunctions or Stays.............................50

                                     (iii)

                                Table of Contents
                                   (continued)
                                                                            Page


      Section 12.8  Preservation of Insurance................................50
      Section 12.9  Waiver of Subordination Rights...........................50
      Section 12.10  No Successor Liability..................................50

ARTICLE XIII  RETENTION OF JURISDICTION......................................51

      Section 13.1  Continuing Jurisdiction of U.S. Bankruptcy Court.........51
      Section 13.2  Failure of U.S. Bankruptcy Court to Exercise
                 Jurisdiction................................................53

ARTICLE XIV  MISCELLANEOUS PROVISIONS........................................53

      Section 14.1  Revocation or Withdrawal of the Plan.....................53
      Section 14.2  Final Order..............................................54
      Section 14.3  Modification of the Plan.................................54
      Section 14.4  Business Days............................................54
      Section 14.5  Severability.............................................54
      Section 14.6  Governing Law............................................54
      Section 14.7  Dissolution of Committees................................54
      Section 14.8  Payment of Statutory Fees................................55
      Section 14.9  Notices..................................................55
      Section 14.10  Time....................................................55
      Section 14.11  No Attorneys' Fees......................................56
      Section 14.12  No Injunctive Relief....................................56
      Section 14.13  Continued Confidentiality Obligations...................56
      Section 14.14  No Admissions or Waivers................................56
      Section 14.15  Entire Agreement........................................56
      Section 14.16  Waiver..................................................57
      Section 14.17  Bar Date for Professional Claims........................57
      Section 14.18  Compromise of Controversies.............................57


Schedule 1  UPC Notes Schedule

EXHIBIT A   Restructuring Agreement
EXHIBIT B   Amended and Restated UPC Articles of Association

                                      (iv)

                              INTRODUCTION

     United Pan-Europe Communications N.V., a corporation organized under the laws of The Netherlands ("UPC" or the "Debtor"), together with New UPC, Inc., a newly-formed company incorporated under the laws of the State of Delaware that will become a holding company for the Debtor upon consummation of the Restructuring (as defined herein) and is an integral component of the Plan ("New UPC"), hereby jointly propose this second amended plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. This Plan, which amends and supersedes the "First Amended Chapter 11 Plan of Reorganization Jointly Proposed by United Pan-Europe Communications N.V. and New UPC, Inc.," dated and filed with the U.S. Bankruptcy Court on December 23, 2002, sets forth a restructuring of UPC's capital structure through the transfer of shares of common stock in New UPC for certain outstanding debt and equity securities in UPC. The restructuring of UPC's balance sheet is intended to be implemented in compliance with applicable laws, including the applicable laws of the United States of America and The Netherlands. In order to achieve this objective, the restructuring will consist of several different elements, each of which is an integral part of the restructuring and, as such, are non-severable. In particular, (a) UPC commenced a moratorium proceeding in The Netherlands under Dutch law simultaneously with the commencement of the Chapter 11 Case, and (b) New UPC shall commence the Dutch Implementing Offer. Together, these steps will allow UPC to complete the contemplated restructuring of its balance sheet.

     Reference is made to the Disclosure Statement accompanying the Plan for a discussion of the Debtor's history, business, results of operations, historical financial information, properties, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including a description of the shares of New UPC Common Stock to be issued under the Plan. The Debtor and New UPC are proponents of the Plan and are participating in this joint Plan within the meaning of the U.S. Bankruptcy Code.

     ALL CREDITORS AND EQUITY INTEREST HOLDERS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

     SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE U.S. BANKRUPTCY CODE, U.S. BANKRUPTCY RULE 3019 AND IN THE PLAN, THE DEBTOR AND NEW UPC RESERVE THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

     Capitalized terms herein shall have the meanings set forth in Article I hereof.

     Claims   against,   and  Equity   Interests  in,  the  Debtor  (other  than
Administrative Claims and Priority Tax Claims) are classified in Article III hereof and treated in Article IV hereof.

                                  ARTICLE I

                   DEFINITIONS, INTERPRETATION AND EXHIBITS

     Section 1.1 Definitions. Unless the context requires otherwise, the following terms shall have the following meanings whether presented in the Plan or the Disclosure Statement with initial capital letters or otherwise. As used herein:

     "A-FM"  means  the   Netherlands   Authority  for  the  Financial   Markets
(Autoriteit Financiele Markten).

     "Administrative  Claim"  means a  Claim  for (a)  any  cost or  expense  of administration (including, without limitation, the fees and expenses of Professionals) of the Chapter 11 Case asserted or arising under Sections 503, 507(a)(1), 507(b) or 1114(e)(2) of the U.S. Bankruptcy Code including, but not limited to (i) any actual and necessary post-petition cost or expense of preserving the Estate or operating the businesses of the Debtor, (ii) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (iii) any post-petition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtor in the ordinary course of its businesses, (iv) compensation or reimbursement of expenses of Professionals to the extent Allowed by the U.S. Bankruptcy Court under Section 330(a) or Section 331 of the U.S. Bankruptcy Code, (v) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the U.S. Bankruptcy Court under Section 546(c)(2)(A) of the Bankruptcy Code, and (vi) the Indenture Trustee Claims as set forth in Section 2.2(b) of the Plan; and (b) any fees or charges assessed against the Estate under Section 1930 of title 28 of the United States Code.

     "Administrator" means the administrator or administrators (bewindvoerders) appointed by the Dutch Bankruptcy Court to oversee the affairs of UPC during the period it is subject to a moratorium of payments pursuant to the Dutch Bankruptcy Code.

     "Akkoord" means the draft plan of compulsory composition, consistent in all material respects with the Restructuring Agreement, which was filed on December 3, 2002 by UPC with the Dutch Bankruptcy Court under the Dutch Bankruptcy Code, as the same may be altered, amended, supplemented or modified from time to time.

     "Allowed" means any Claim or Equity Interest or portion thereof (a) as to which the liability of the Debtor and the amount thereof are agreed to by the Debtor or Reorganized Debtor and the Holder of the Claim or Equity Interest (but only to the extent so agreed), (b) as to which the liability of the Debtor and the amount thereof are determined by Final Order of a court of competent jurisdiction, (c) which has been expressly allowed in a liquidated amount under the provisions of the Plan (but only to the extent so allowed), (d) which is a Professional Claim for which a fee award amount has been approved by Final Order of the U.S. Bankruptcy Court, (e) which is set forth in the Debtor's books and records as liquidated in amount and not Disputed or contingent, (f) proof of which was filed within the applicable period of limitation fixed by the U.S. Bankruptcy Court in accordance with U.S. Bankruptcy Rule 3003(c) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the U.S. Bankruptcy Code, the U.S. Bankruptcy Rules or a Final Order, or (g) which is, in the case of an Equity Interest or any portion thereof only, held of record as set forth in the books and records maintained by or on behalf of the Debtor as of the Distribution Notification Date.

     "Amended and Restated New UPC By-Laws" means the Amended and Restated By-Laws of New UPC, a substantially final form of which shall have been Filed on or before the Document Filing Date.

     "Amended and Restated New UPC Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of New UPC, a substantially final form of which shall have been Filed on or before the Document Filing Date.

     "Amended and Restated UPC Articles of Association" means the Amended and Restated Articles of Association of UPC, a substantially final form of which is annexed as Exhibit "B" to the Plan.

     "Avoidance Action" means any and all Causes of Action which a trustee, debtor in possession, the Estate or any other appropriate party in interest may assert under Sections 502, 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548,
549, 550, 551, 553 and 724(a) of the U.S. Bankruptcy Code including the Debtor's rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted.

     "Belmarken" means Belmarken Holding B.V., a company with limited liability organized under the laws of The Netherlands and a wholly-owned subsidiary of UPC.

     "Belmarken Loan Agreements" means that certain Loan Agreement, dated as of May 25, 2001, among Belmarken and UPC, as obligors, UPC Internet Holding B.V., as guarantor, and Liberty-Belmarken, Inc., as lender, together with all other documentation entered into in connection with the issuance of the Belmarken Notes, as the same may have been amended, supplemented or modified in any respect.

     "Belmarken Notes" means the US$1,255.0 million 6% Guaranteed Discount Notes due 2007, co-issued by Belmarken and UPC and guaranteed by UPC Internet Holding B.V.

     "Belmarken Notes Claims" means any Claims of the Holder(s) of the Belmarken Notes against UPC under the Belmarken Loan Agreements.

     "Belmarken Notes Consideration" has the meaning set forth in Section 4.6(a) of the Plan.

     "Beneficial Ownership" has the meaning attributed to such term in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the date of the Restructuring Agreement), whether or not applicable.

     "Board of Management Schedule" means that certain schedule, a copy of which shall have been Filed on or before the Document Filing Date, setting forth the members of the Board of Management of the Debtor as of the Effective Date as well as the proposed compensation of such members.

     "Book-Entry Account" means an account established by the Disbursing Agent at a Book-Entry Transfer Facility to effectuate transfers of the UPC Notes, the UPC Ordinary Shares A or the UPC ADSs to the Disbursing Agent for purposes of the Plan.

     "Book-Entry Transfer Facility" means (i) in the case of the UPC Notes and the UPC ADSs, DTC and (ii) in the case of the UPC Ordinary Shares A, the NECIGEF.

     "Business Day" means any day which is not a Saturday, a Sunday, a "legal holiday" as defined in U.S. Bankruptcy Rule 9006(a), or a day on which banking institutions located in New York, New York or Amsterdam, The Netherlands are authorized or obligated by law, executive order or governmental decree to be closed.

     "Cash" means money, currency and coins, negotiable checks, balances in bank accounts and other lawful currency of The Netherlands and their equivalents.

     "Causes of Action" means any and all actions, claims, rights, defenses, third-party claims, damages, executions, demands, cross-claims, counterclaims, suits, causes of action, choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, accruing to the Debtor or the Estate, including, but not limited to, the Avoidance Actions.

     "Certificates" means any physical instruments, securities or certificates representing Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A.

     "Chapter 11 Case" means the case under Chapter 11 of the U.S. Bankruptcy Code commenced by the Debtor in the U.S. Bankruptcy Court on the Petition Date, Case No. 02-16020 (BRL).

     "Class" means each class, subclass or category of Claims, Equity Interests or Old Other Equity Interests as classified in Article III of the Plan.

     "Class [__] Claim" means a Claim in the particular Class of Claims identified in Article III of the Plan.

     "Class [__] Equity Interest" means an Equity Interest in the particular Class of Equity Interests identified in Article III of the Plan.

     "Classified Priority Claims" means any and all Claims to the extent entitled to priority under Section 507(a) or (b) of the U.S. Bankruptcy Code, other than Administrative Claims and Priority Tax Claims.

     "Committee" means any committee appointed in the Chapter 11 Case pursuant to Section 1102(a) of the U.S. Bankruptcy Code by the United States Trustee, as the membership of such committee is from time to time constituted and reconstituted.

     "Confirmation" means the entry by the U.S. Bankruptcy Court of the Confirmation Order.

     "Confirmation  Date"  means  the  date  on  which  the  Clerk  of the  U.S.
Bankruptcy Court enters the Confirmation Order on the docket of the U.S. Bankruptcy Court with respect to the Chapter 11 Case within the meaning of U.S. Bankruptcy Rules 5003 and 9021.

     "Confirmation Hearing" means the hearing held before the U.S. Bankruptcy Court to consider confirmation of the Plan pursuant to Sections 1128 and 1129 of the U.S. Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     "Confirmation Order" means the order entered by the U.S. Bankruptcy Court confirming the Plan pursuant to Section 1129 of the U.S. Bankruptcy Code.

     "Control" means, with respect to any Person, (i) the power, directly or indirectly by contract, proxy or otherwise, to vote or cause to be voted more than fifty percent (50%) of the Voting Securities of such Person or (ii) the power (as general partner, manager or otherwise) to control the management and affairs of such Person. The words "controlled", "controlling" and "under common control with" shall have correlative meanings.

     "Critical Creditor Claims" means any and all pre-petition Claims of the Critical Creditors.

     "Critical Creditors" means those certain creditors of UPC to be identified by UPC (with the consent of the Administrator and after consultation with the Committee) in an exhibit to the Plan to be Filed not less than five (5) Business Days prior to the Confirmation Hearing, who are critical to the operation of UPC's business as a going concern and are determined by the Administrator to be "ransom-suppliers" (dwangcrediteuren).

     "Debtor" has the meaning set forth in the Introduction to the Plan.

     "Disallowed" means, with respect to any Claim or Equity Interest or portion thereof, any Claim against or Equity Interest in the Debtor which (a) has been withdrawn, in whole or in part, by the Holder thereof or (b) has been disallowed, in whole or part, by Final Order of a court of competent jurisdiction.

     "Disbursing Agent" means New UPC or such other Person that is designated as set forth in Section 6.3 of the Plan.

     "Disclosure Statement" means the written disclosure statement that relates to this Plan, including all exhibits, appendices, schedules and annexes, if any, attached thereto, as the same may be altered, amended, supplemented or modified from time to time.

     "Disputed" means any Claim or Equity Interest, or any portion thereof, that has neither been Disallowed nor become Allowed.

     "Distribution" means any transfer of Cash or other property or instruments from the Debtor, the Reorganized Debtor or New UPC to the Disbursing Agent or from the Disbursing Agent to Holders of Allowed Claims or Allowed Equity Interests.

     "Distribution Date" means any date upon which a Distribution is made under the Plan, including, without limitation, the Initial Distribution Date.

     "Distribution Notification Date" means the date established by order of the U.S. Bankruptcy Court for purposes of determining the Holders of the Belmarken Notes, the UPC Notes, the UPC Preference Shares A, the UPC Priority Shares, the UPC Ordinary Shares A and the Equity Securities Claims for the purpose of mailing documentation relating to Distributions under the Plan.

     "Document Filing Date" means February 10, 2003.

     "DTC" means The Depository Trust Company.

     "Dutch Bankruptcy Case" means the moratorium of payments proceeding commenced on December 3, 2002 by UPC in the Dutch Bankruptcy Court.

     "Dutch Bankruptcy Code" means the Dutch Faillissementswet, together with all related rules and regulations.

     "Dutch Bankruptcy Court" means the Amsterdam Court (Rechtbank).

     "Dutch Implementing Offer" means the offer, undertaken to facilitate implementation of the Plan with respect to certain of the UPC Ordinary Shares A in accordance with Dutch law, solely with respect to Persons who are not U.S. Persons (as defined in Rule 902(k) of Regulation S promulgated under the U.S. Securities Act) and who are not located or residing within the United States, by New UPC to deliver shares of New UPC Common Stock to the Holders of UPC Ordinary Shares A in consideration for the delivery by such Holders of their UPC Ordinary Shares A to New UPC.

     "Effective Date" means the Business Day identified by the Debtor that is no more than eleven (11) Business Days following the date on which all conditions precedent to the consummation of the Plan (set forth in Article XI hereof) and the Akkoord shall have either been satisfied or, to the extent permitted herein and in the Akkoord, duly waived and on which such day the Plan and the Akkoord shall have become effective.

     "11-1/4% Euro Senior Notes due 2009" means the (euro)101.0 million of 11-1/4% Senior Notes due 2009 issued by UPC in October 1999.

     "11-1/4% Euro Senior Notes due 2010" means the (euro)200.0 million of 11-1/4% Senior Notes due 2010 issued by UPC in January 2000.

     "11-1/4% U.S. Senior Notes due 2009" means the U.S. $252.0 million of 11-1/4% Senior Notes due 2009 issued by UPC in October 1999.

     "11-1/4% U.S. Senior Notes due 2010" means the U.S. $600.0 million of 11-1/4% Senior Notes due 2010 issued by UPC in January 2000.

     "11-1/2% U.S. Senior Notes due 2010" means the U.S. $300.0 million of 11-1/2% Senior Notes due 2010 issued by UPC in January 2000.

     "Employee Options" means any rights, options and warrants to acquire UPC Ordinary Shares A held by employees of UPC and employees of subsidiaries of UPC pursuant to existing equity incentive plans of UPC.

     "Equity Interests" means any and all equity interests, ownership interests or shares in the Debtor and issued by the Debtor prior to the Petition Date (including, without limitation, all capital stock, stock certificates, common stock, preferred stock, depositary shares, partnership interests, rights, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights and liquidation preferences, puts, calls or commitments of any character whatsoever relating to any such equity, ownership interests or shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock) or any certificate or receipt evidencing or representing an interest in any such equity interest whether or not certificated, transferable, voting or denominated "stock" or a similar security, other than the Old Other Equity Interests.

     "Equity Securities Claims" means any and all Claims arising from the rescission of a purchase or sale of an Equity Interest, for damages arising from the purchase or sale of such Equity Interest, or for reimbursement or contribution allowed under Section 502 of the U.S. Bankruptcy Code on account of such Claims.

     "Estate" means the estate of the Debtor created in the Chapter 11 Case pursuant to Section 541 of the U.S. Bankruptcy Code upon commencement of the Chapter 11 Case.

     "Euronext" means Euronext Amsterdam N.V.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Exculpated Parties" has the meaning set forth in Section 12.3(a) of the Plan.

     "Extraordinary General Meeting" shall have the meaning set forth in Section
9.3 of the Plan.

     "Face Amount" means (a) when used in reference to a Disputed Claim or Disputed Equity Interest, the full stated amount claimed by the Holder of such Claim or Equity Interest in any proof of claim or proof of interest timely filed with the U.S. Bankruptcy Court, (b) when used in reference to a contingent or unliquidated Claim, the amount of the Claim as estimated by the U.S. Bankruptcy Court under Section 502(c) of the U.S. Bankruptcy Code and (c) when used in reference to an Allowed Claim or Allowed Equity Interest, the Allowed amount of such Claim or Equity Interest.

     "File, Filed or Filing" means file, filed or filing with the U.S. Bankruptcy Court in the Chapter 11 Case.

     "Final Order" means an order, ruling, judgment, or other decree issued and entered by the U.S. Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted.

     "First Amendment" has the meaning set forth in Section 9.3(b) of the Plan.

     "General Unsecured Claims" means all pre-petition Claims against the Debtor other than Administrative Claims, Priority Tax Claims, Miscellaneous Secured Claims, Classified Priority Claims, Critical Creditor Claims, Belmarken Notes Claims, UPC Notes Claims and Equity Securities Claims.

     "General Unsecured Creditors" means the Holders of the General Unsecured Claims.

     "Governmental Entity" means any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

     "Holder" means a Person holding (a) a Claim or a beneficial interest in a Claim or (b) an Equity Interest or a beneficial interest in an Equity Interest and, when used in conjunction with a Class or type of Claim or Equity Interest, means a holder of (i) a beneficial interest in a Claim or (ii) an Equity Interest in such Class or of such type.

     "Impaired", when used with reference to a Claim or Equity Interest, has the meaning set forth in Section 1124 of the U.S. Bankruptcy Code.

     "Implied Purchase Price" means the per share price of the New UPC Common Stock implied by the Plan and as set forth in the Disclosure Statement, which has been calculated by dividing the imputed equity value of the Reorganized Debtor by the number of shares of New UPC Common Stock to be issued under the Plan to the Holders of Allowed Belmarken Notes Claims, Allowed Claims 5 Claims, Allowed Class 9 Claims and Allowed Equity Interests (not including any additional shares of New UPC Common Stock issued under the New UPC Equity Purchase Rights or the UGC Subscription Commitment).

     "Incentive Plan" means that certain incentive plan, a copy of which shall have been Filed on or before the Document Filing Date, pursuant to which, at the discretion of New UPC's board of directors, options with respect to no more than five percent (5%) of New UPC's common equity outstanding immediately after the Effective Date, on a fully-diluted basis, can be issued during the period beginning on the Effective Date and continuing until the third (3rd) anniversary of the Effective Date to certain members of New UPC's and its Subsidiaries' management and other employees pursuant to compensation arrangements adopted by New UPC's board of directors, which options, if any, issued under such incentive plan on the Effective Date shall have an exercise price no less than the share price implied by the Plan and as set forth in the Disclosure Statement.

     "Indenture(s)" means, individually and collectively, those indentures pursuant to which the UPC Notes were issued, as such indentures are or have been amended or supplemented from time to time in accordance with the terms thereof.

     "Indenture Trustee" means Citibank, N.A. (London Branch), in its capacity as indenture trustee, paying agent and registrar under the Indentures.

     "Indenture Trustee Claims" means the Claims of the Indenture Trustee for reasonable fees and expenses, including the reasonable fees and expenses of its counsel and indemnification as set forth in the Indentures.

     "Initial Distribution Date" means the first Business Day following the Effective Date upon which it is practicable for the Disbursing Agent to make a Distribution under the Plan.

     "Judgment" means any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

     "Law" means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

     "Liens" means, with respect to any asset or Property (or the rents, revenues, income, profits or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages, liens, pledges, attachments, charges, easements, rights-of-way, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, call rights, rights of first refusal, "tag"-or-"drag" along rights, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of General Unsecured Creditors, but in either case excluding any of the foregoing created or imposed by or pursuant to the Plan or the Restructuring Agreement.

     "Majority-in-Interest of the Participating Noteholders" means, with respect to any date of determination, Participating Noteholders holding a majority of the claims arising under the UPC Notes held by all of the Participating Noteholders on such date of determination (using for this purpose the prevailing exchange rate in effect on the Petition Date).

     "Maximum Subscription Amount" means (euro)100 million, as such amount may be reduced on a Euro-for-Euro basis by an amount equal to (a) the net proceeds of any assets sold by the Debtor prior to the Effective Date, other than assets sold in the ordinary course of the Debtor's business in a manner consistent with its past practices, and (b) the net proceeds from any non-dilutive capital raised by the Debtor (other than capital received by the Debtor from UGC or its Related Parties).

     "Miscellaneous Secured Claims" means any Claim arising before the Petition Date that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law on Property in which the Estate has an interest and is not subject to avoidance under the U.S. Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under
Section 553 of the U.S.  Bankruptcy Code, but, with respect to both case (a) and
(b), only to the extent of the Estate's interest in the value of the assets or Property securing any such Claim or the amount subject to setoff, as the case may be.

     "Moratorium Petition" means the voluntary provisional moratorium petition which was filed on December 3, 2002 by UPC under the Dutch Bankruptcy Code in the Dutch Bankruptcy Court.

     "NASDAQ" means the NASDAQ Stock Market.

     "NECIGEF" means Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.

     "New UPC" has the meaning set forth in the Introduction to the Plan.

     "New UPC Common Stock" means the shares of common stock of New UPC, par value $0.01 per share, some of which will be issued pursuant to the Plan, having the terms set forth in the certificate of incorporation or other organizational documents of New UPC.

     "New UPC Equity Purchase Rights" has the meaning set forth in Section 9.17 of the Plan.

     "New UPC Equity Subscription" means, collectively, the New UPC Equity Purchase Rights (and the subscription of shares of New UPC Common Stock upon exercise of the New UPC Equity Purchase Rights) and the UGC Subscription Commitment (and the subscription of shares of New UPC Common Stock by UGC under the UGC Subscription Commitment).

     "New UPC Management Schedule" means that certain schedule, a copy of which shall have been Filed on or before the Document Filing Date, setting forth the identity of the officers and directors of New UPC as of the Effective Date as well as the proposed compensation of such individuals.

     "Objection" means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to Disallow, determine, liquidate, classify, reclassify or establish the priority of, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim) or Equity Interest other than a Claim or an Equity Interest that is Allowed.

     "Offer Memorandum" has the meaning set forth in Section 9.9 of the Plan.

     "Old Other Equity Interests" means any and all rights, options and warrants to acquire UPC Ordinary Shares A, including any Employee Options, outstanding immediately prior to the Effective Date, including, without limitation, those set forth on Annex F to the Restructuring Agreement.

     "Ordinary Creditors" means the holders of non-preferred, unsecured claims against the Debtor under Dutch law.

     "Ordinary Share Distribution Amount" means 800,000 shares of New UPC Common Stock.

     "Ordinary Shares Consideration" has the meaning set forth in Section 4.10(a) of the Plan.

     "Participating Noteholders" means those Holders of the UPC Notes (other than the UGC Group) who are party to the Restructuring Agreement.

     "Person" includes an individual, a corporation, a limited or general partnership, a joint venture, an association, a joint stock company, a limited liability company, a limited liability partnership, an estate, a trust, a trustee, a United States Trustee, an unincorporated organization, a government, a governmental unit, or any agency, department or political subdivision thereof.

     "Petition Date" means December 3, 2002.

     "Plan" means this Second Amended Chapter 11 Plan of Reorganization, dated January 7, 2003, together with all exhibits, appendices, schedules and annexes, if any, hereto, as such Plan may be altered, amended, supplemented or modified from time to time in accordance with the provisions of the U.S. Bankruptcy Code, the U.S. Bankruptcy Rules, the Confirmation Order and the terms and conditions of Section 14.3 of the Plan.

     "Preference Shares Consideration" has the meaning set forth in Section 4.8(a) of the Plan.

     "Priority Shares Consideration" has the meaning set forth in Section 4.9(a) of the Plan.

     "Priority Tax Claim" means any and all Claims accorded priority in payment pursuant to Section 507(a)(8) of the U.S. Bankruptcy Code.

     "pro rata" means, except to the extent otherwise specifically provided in the Plan, at any time, the proportion that the Face Amount of an Allowed Claim or Allowed Equity Interest in a particular Class bears to the aggregate Face Amount of all Claims or Equity Interests (including Disputed Claims or Disputed Equity Interests, but excluding Disallowed Claims or Disallowed Equity
Interests) in that Class; provided, however, that with respect to the UPC Ordinary Shares A, UPC Priority Shares and Equity Securities Claims, pro rata means the proportion that the Face Amount of an Allowed UPC Ordinary Share A, Allowed UPC Priority Share or Allowed Equity Securities Claim bears to the aggregate Face Amount of all UPC Ordinary Shares A, UPC Priority Shares and Equity Securities Claims (including Disputed UPC Ordinary Shares A, Disputed UPC Priority Shares and Disputed Equity Securities Claims, but excluding Disallowed UPC Ordinary Shares A, Disallowed UPC Priority Shares and Disallowed Equity Securities Claims); provided further that when used in connection with the calculation of distributions or reserves to be made under the Plan on account of a Claim, pro rata shall also include Claims allowed, disputed or disallowed in connection with the Dutch Bankruptcy Case, as the case may be, to the extent that such Claims are not duplicative of Claims Allowed, Disputed or Disallowed in the U.S. Bankruptcy Case.

     "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the U.S. Bankruptcy Code or to be compensated pursuant to Sections 327, 328, 330, 331, 503(b)(2) or (4) or 1103 of the U.S. Bankruptcy Code.

     "Professional Claim" means a Claim of a Professional for compensation and/or reimbursement of expenses pursuant to Sections 327, 328, 330, 331 or 503(b) of the U.S. Bankruptcy Code relating to services incurred on and after the Petition Date and prior to and including the Effective Date.

     "Property" means all assets or property of any nature whatsoever, real or personal, tangible or intangible, including contract rights, accounts and Causes of Action.

     "Reinstated or Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim so as to leave such Claim Unimpaired in accordance with Section 1124 of the U.S. Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in Section 365(b)(2) of the U.S. Bankruptcy Code;
(b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the Holder of such Claim for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim.

     "Related Party" means, with respect to any Person (the "First Person"), (a) any other Person (the "Second Person") having Beneficial Ownership of forty percent (40%) or more of the

Voting Securities of such First Person and (b) any other Person, forty percent (40%) or more of whose Voting Securities are owned, controlled or held with power to vote, directly or indirectly, by that Second Person.

     "Reorganized Debtor" means United Pan-Europe Communications N.V. on and after the Effective Date.

     "Reserve" has the meaning set forth in Section 8.4(b) of the Plan.

     "Restriction" means, with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract (but excluding the Belmarken Loan Agreements and the Restructuring Agreement), Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any Person acquiring, (x) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; (y) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; or (z) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; or
(iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

     "Restructuring" means the restructuring of UPC's capital structure in accordance with the terms of the Restructuring Agreement, the Plan, the Akkoord and any associated documents.

     "Restructuring Agreement" means that certain Restructuring Agreement (including any exhibits and amendments, if any, thereto), dated as of September 30, 2002, by and among UPC, New UPC, UGC, UGC Holdings, United Europe, UUB and certain holders of the UPC Notes, a copy of which (as the same may have been amended through the date hereof) is annexed as Exhibit "A" to the Plan.

     "Schedule of Assumed Contracts" means the schedule, as the same may be amended at any time prior to the Confirmation Hearing, listing certain executory contracts and unexpired leases to be assumed by the Debtor (along with associated amounts for cure claims), which schedule is to be served on the counterparties to such executory contracts and unexpired leases, along with a motion or motions to approve the assumption thereof under Section 365(a) of the U.S. Bankruptcy Code, and Filed by the Debtor on or before the Document Filing Date.

     "Schedule of Rejected Contracts" means the schedule, as the same may be amended at any time prior to the Confirmation Hearing, listing certain executory contracts and unexpired leases to be rejected by the Debtor (along with the associated amounts for rejection damage claims), which schedule is to be served on the counterparties to such executory contracts and unexpired leases, along with a motion or motions to approve the rejection thereof under Section 365(a) of the U.S. Bankruptcy Code, and Filed by the Debtor on or before the Document Filing Date.

     "SEC" means the United States Securities and Exchange Commission or any successor agency.

     "Second Amendment" has the meaning set forth in Section 9.3(c) of the Plan.

     "Shareholder Proposals" has the meaning set forth in Section 9.3 of the Plan.

     "Stockholders Agreement" means that certain stockholders agreement by and among UGC, New UPC, the Participating Noteholders, and any other Holder of an Allowed Class 5 Claim who elects to become a party thereto, a copy of which shall have been Filed on or before the Document Filing Date.

     "Subscription Shares" has the meaning set forth in Section 9.17 of the Plan.

     "Subsidiary" means, with respect to any Person, (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such stock is subject to a voting agreement or similar Restriction, controlled by or under common control with the respective Person,
(ii) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (x) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (y) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (iii) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar
Restriction) or (y) in the absence of such a governing body, a majority ownership interest.

     "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign governmental authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalties, fines or additions attributable to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

     "10-7/8% Euro Senior Notes due 2007" means the (euro)100.0 million of 10-7/8% Senior Notes due 2007 issued by UPC in October 1999.

     "10-7/8% Euro Senior Notes due 2009" means the (euro)300.0 million of 10-7/8% Senior Notes due 2009 issued by UPC in July 1999.

     "10-7/8% U.S. Senior Notes due 2007" means the U.S. $200.0 million of 10-7/8% Senior Notes due 2007 issued by UPC in October 1999.

     "10-7/8% U.S. Senior Notes due 2009" means the U.S. $800.0 million of 10-7/8% Senior Notes due 2009 issued by UPC in July 1999.

     "Third Amendment" has the meaning set forth in Section 9.3(e) of the Plan.

     "13-3/8% Euro Senior Discount Notes due 2009" means the (euro)191.0 million of 13-3/8% Senior Discount Notes due 2009 issued by UPC in October 1999.

     "13-3/8% U.S. Senior Discount Notes due 2009" means the U.S. $478.0 million of 13-3/8% Senior Discount Notes due 2009 issued by UPC in October 1999.

     "13-3/4% U.S. Senior Discount Notes due 2010" means the U.S. $1.0 billion of 13-3/4% Senior Discount Notes due 2010 issued by UPC in January 2000.

     "12-1/2% U.S. Senior Discount Notes due 2009" means the U.S. $735.0 million of 12-1/2% Senior Discount Notes due 2009 issued by UPC in July 1999.

     "UGC" means UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware and the parent of UGC Holdings.

     "UGC Group" means UGC and its Subsidiaries, other than UPC and its Subsidiaries.

     "UGC Holdings" means UGC Holdings, Inc., a corporation organized under the laws of the State of Delaware and the parent of United Europe.

     "UGC Subscription Commitment" has the meaning set forth in Section 9.18 of the Plan.

     "Unclaimed Property" means any Cash or other Property distributed to the Holder of an Allowed Claim or Allowed Equity Interest pursuant to the Plan that
(a) is returned to the Reorganized Debtor as undeliverable and no appropriate forwarding address is received within the later of (i) six (6) months after the Effective Date and (ii) six (6) months after such Distribution is made to such Holder, (b) was not mailed or delivered because of the absence of a proper address to which to mail or deliver such Property, or (c) in the case of a Distribution made in the form of a check, is not negotiated and no request for reissuance is made as provided for in Section 6.8 of the Plan.

     "Unimpaired"  means any Claim that is not  Impaired  within the  meaning of
Section 1124 of the U.S. Bankruptcy Code.

     "United Europe" means United Europe, Inc., a corporation organized under the laws of the State of Delaware and the parent of UPC.

     "United States  Trustee" means the United States  Trustee  appointed  under
Section 581(a)(3) of title 28 of the United States Code to serve in the Southern District of New York, or its legally designated and authorized representative.

     "UPC" has the meaning set forth in the Introduction to the Plan.

     "UPC ADSs" means the American Depositary Shares representing UPC Ordinary Shares A deposited with Citibank N.A., as depositary under the Deposit Agreement, dated February 1999, among the Debtor, Citibank N.A., as depositary, and all holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts thereunder.

     "UPC Dollar-Denominated Notes" means, collectively, the following series of outstanding senior notes and senior discount notes of UPC: (a) the 10-7/8% U.S. Senior Notes due 2007; (b) the 10-7/8% U.S. Senior Notes due 2009; (c) the 12-1/2% U.S. Senior Discount Notes due 2009; (d) the 11-1/4% U.S. Senior Notes due 2009; (e) the 13-3/8% U.S. Senior Discount Notes due 2009; (f) the 11-1/4% U.S. Senior Notes due 2010; (g) the 11-1/2% U.S. Senior Notes due 2010; and (h) the 13-3/4% U.S. Senior Discount Notes due 2010.

     "UPC Euro-Denominated Notes" means, collectively, the following series of outstanding senior notes and senior discount notes of UPC: (a) the 10-7/8% Euro Senior Notes due 2007; (b) the 10-7/8% Euro Senior Notes due 2009; (c) the 11-1/4% Euro Senior Notes due 2009; (d) the 13-3/8% Euro Senior Discount Notes due 2009; and (e) the 11-1/4% Euro Senior Notes due 2010.

     "UPC   Notes"   means  the  UPC   Dollar-Denominated   Notes  and  the  UPC
Euro-Denominated Notes, collectively.

     "UPC Notes Claims" means any and all Claims of the Holders of the UPC Notes arising under the Indentures, the UPC Notes or the related transaction documents pursuant to which the UPC Notes were issued.

     "UPC Ordinary Shares A" means all authorized, issued and outstanding ordinary shares A of UPC, par value (euro)1.00, as of the Petition Date, including such shares held in the form of UPC ADSs.

     "UPC Ordinary Shares C" has the meaning set forth in Section 9.3 of the Plan.

     "UPC Preference Shares A" means all authorized, issued and outstanding Series 1 convertible preference shares A of UPC, par value (euro)1.00, as of the Petition Date.

     "UPC Priority Shares" means all authorized, issued and outstanding priority shares of UPC, par value (euro)1.00, as of the Petition Date.

     "UPC SEC Documents" means all forms, reports, schedules, statements and other documents (including, in each case, exhibits, schedules, amendments or supplements thereto, and any other information incorporated by reference therein) required to be filed by UPC since January 1, 1999 under the Exchange Act or the Securities Act, as such documents have been amended or supplemented between the time of their respective filing and the date of the Restructuring Agreement.

     "UPC Voting Securities" means all equity securities of UPC, including, without limitation, all UPC Ordinary Shares A, UPC Priority Shares and UPC Preference Shares A, entitled to vote at a general meeting of the shareholders of UPC.

     "U.S. Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. ss.ss.101-1330, as applicable to the Chapter 11 Case.

     "U.S. Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or, if such court ceases to exercise jurisdiction over these proceedings, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

     "U.S. Bankruptcy Rules" means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under Section 2075 of title 28 of the United States Code, (ii) the Local Rules of the U.S. Bankruptcy Court, and (iii) any standing orders governing practice and procedure issued by the U.S. Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Case or proceedings therein, as the case may be.

     "U.S. Securities Act" means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "U.S. Trustee's Fee Claims" means any fees assessed against the Estate pursuant to Section 1930(a)(6) of title 28 of the United States Code.

     "UUB" means United Bonds, LLC, a limited liability company organized under the laws of the State of Delaware and a wholly owned indirect subsidiary of UGC.

     "Voting Securities" means, with respect to any Person, any equity interest of such Person having general voting power under ordinary circumstances to participate in the election of a majority of the governing body of such Person (irrespective of whether at the time any other class of equity interest of such Person shall have or might have voting power by reason of the happening of any contingency).

     Section 1.2 Rules of Interpretation. All references to "the Plan" herein shall be construed, where applicable, to include references to this document and all its exhibits, appendices, schedules and annexes, if any (and any amendments thereto made in accordance with the U.S. Bankruptcy Code). Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in the Plan. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. The captions and headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. To the extent of a conflict between any matter specifically addressed in the Plan and any general provision of the Plan, such specific provision shall prevail. Any term used in the Plan that is not defined in the Plan, either in Article I hereof or elsewhere, but that is used in the U.S. Bankruptcy Code or the U.S. Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the U.S. Bankruptcy Code or the U.S. Bankruptcy Rules (with the U.S. Bankruptcy Code controlling in the case of a conflict or ambiguity). Without limiting the preceding sentence, the rules of construction set forth in Section 102 of the U.S. Bankruptcy Code shall apply to the Plan, unless superseded herein.

     Section 1.3 Exhibits. All Exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein, regardless of when Filed.

     Section 1.4 Administrator Consent. Nothing in this Plan shall relieve the Debtor of the need to gain the approval of the Administrator for any acts which require such approval under Dutch Law.

                                  ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

     Section 2.1 Unclassified Claims. In accordance with Section 1123(a)(1) of the U.S. Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the Classes designated in Article III of the Plan. The treatment accorded to Holders of Administrative Claims and Priority Tax Claims, which is set forth below, shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims against the Debtor and the Estate, except as otherwise provided in the Plan or the Confirmation Order.

     Section 2.2 Administrative Claims.

          (a) Unless otherwise provided for herein, each Holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of (i) the Effective Date, (ii) the date on which such Administrative Claim becomes Allowed and
     (iii) a date agreed to in writing by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Administrative Claim; (B) treatment such that such Administrative Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or the Reorganized
     Debtor, as the case may be, or as the U.S. Bankruptcy Court may order; provided, however, that Allowed Administrative Claims representing (y) liabilities, accounts payable or other Claims, liabilities or obligations incurred subsequent to the Petition Date in the ordinary course of business of the Debtor consistent with past practices and (z) contractual liabilities arising under loans or advances to the Debtor incurred subsequent to the Petition Date, whether or not incurred in the ordinary course of business of the Debtor, shall be paid or performed by the Debtor or the Reorganized Debtor in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

          (b) All Indenture Trustee Claims shall be paid by the Debtor in full, in Cash, on the Effective Date upon presentation of customary invoices to the Debtor; provided, however, that if the Debtor disputes any Indenture Trustee Claim and such dispute is not resolved, then such disputed Indenture Trustee Claim may, solely at the option of the Indenture Trustee, be submitted to the U.S. Bankruptcy Court for final resolution; provided further, however, that if the Indenture Trustee does not submit any such unresolved dispute to the U.S. Bankruptcy Court for final resolution within five (5) Business Days of receiving notification from the Debtor of such dispute, then the Indenture Trustee shall not have any further right to seek payment of such disputed amount from the Debtor, but shall only have recourse to its charging liens under the Indentures with respect to such disputed amount. Any such disputed Indenture Trustee Claim shall not prevent confirmation of the Plan, the occurrence of the Effective Date or consummation of the Plan. The Indenture Trustee shall not be required to file an application for payment of the Indenture Trustee Claims. Except as set forth above, nothing contained herein shall affect the Indenture Trustee's charging liens under the Indentures with respect to any Indenture Trustee Claim that is not paid in full, in Cash, by the Debtor on the Effective Date.

     Section 2.3 Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim shall receive, at the option of the Debtor or the Reorganized Debtor, as the case may be, in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the latest of (i) the Effective Date,
(ii) the date on which such Priority Tax Claim becomes Allowed and (iii) a date agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Priority Tax Claim; or (B) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order; provided, however, that the Debtor or the Reorganized Debtor, as the case may be, shall have the right, in its sole discretion, to prepay at any time any Allowed Priority Tax Claim without premium or penalty of any sort or nature.

                                  ARTICLE III

                        CLASSIFICATION OF CLAIMS, EQUITY
                   INTERESTS AND OLD OTHER EQUITY INTERESTS

     Section 3.1 Generally. Pursuant to Section 1122 of the U.S. Bankruptcy Code, set forth below is a designation of Classes of Claims, Equity Interests and Old Other Equity Interests, other than Administrative Claims and Priority Tax Claims. A Claim or an Equity Interest is classified in a particular Class only to the extent that the Claim, Equity Interest or Old Other Equity Interest qualifies within the description of that Class and is classified in a different Class to the extent that the balance of such Claim, Equity Interest or Old Other Equity Interest qualifies within the description of that different Class. A Claim, Equity Interest or Old Other Equity Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim, Equity Interest or Old Other Equity Interest is an Allowed Claim, an Allowed Equity Interest or an Allowed Old Other Equity Interest in that Class and such Claim, Equity Interest or Old Other Equity Interest has not been paid, released, settled or otherwise satisfied prior to the Effective Date.

     Section 3.2 Classified Claims Against and Equity Interests in UPC.


          (a)  Class 1: Miscellaneous Secured Claims

          (b)  Class 2: Classified Priority Claims

          (c)  Class 3: Critical Creditor Claims

          (d)  Class 4: Belmarken Notes Claims

          (e)  Class 5: UPC Notes Claims and General Unsecured Claims

          (f)  Class 6: UPC Preference Shares A

          (g)  Class 7: UPC Priority Shares

          (h)  Class 8: UPC Ordinary Shares A

          (i)  Class 9: Equity Securities Claims

          (j)  Class 10: Old Other Equity Interests

     Section 3.3 Elimination of Classes. Any Class that does not contain, as of the date of the commencement of the Confirmation Hearing, any Allowed Claims, Allowed Equity Interests or Allowed Old Other Equity Interests or any Claims, Equity Interests or Old Other Equity Interests temporarily allowed for voting purposes under U.S. Bankruptcy Rule 3018 shall be deemed to have been deleted from this Plan for purposes of (i) voting to accept or reject this Plan and (ii) determining whether it has accepted or rejected this Plan under Section 1129(a)(8) of the U.S. Bankruptcy Code.

                                   ARTICLE IV

                      TREATMENT OF CLAIMS, EQUITY INTERESTS
                         AND OLD OTHER EQUITY INTERESTS

     Section 4.1 Satisfaction of Claims, Equity Interests and Old Other Equity Interests. The treatment of and consideration to be received by Holders of Allowed Claims, Allowed Equity Interests and Allowed Old Other Equity Interests pursuant to this Article IV and the Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims, Equity Interests or Old Other Equity Interests, except as otherwise provided in the Plan or the Confirmation Order.

     Section 4.2 No Effect on Section 508 of the U.S. Bankruptcy Code. Nothing contained in the Plan shall have any effect on the operation of Section 508 of the U.S. Bankruptcy Code, and such section shall apply in all respects in the Chapter 11 Case.

     Section 4.3 Class 1: Miscellaneous Secured Claims.


          (a) Treatment. Each Holder of an Allowed Miscellaneous Secured Claim shall receive, in the sole discretion of the Debtor or the Reorganized Debtor, as the case may be, in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) Cash equal to the amount of such Allowed Miscellaneous Secured Claim on or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date that such Miscellaneous Secured Claim becomes Allowed; (B) treatment such that such Miscellaneous Secured Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.

          (b) Voting. Class 1 is Unimpaired and the Holders of Miscellaneous Secured Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     Section 4.4 Class 2: Classified Priority Claims.

          (a) Treatment. Each Holder of an Allowed Classified Priority Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Allowed Claim: (A) the amount of such unpaid Allowed Claim in Cash on or as soon as reasonably practicable after the later of
     (i) the Effective Date, (ii) the date on which such Claim becomes Allowed and (iii) a date agreed to by the Debtor or the Reorganized Debtor, as the case may be, and the Holder of such Claim; (B) treatment such that such Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.

          (b) Voting. Class 2 is Unimpaired and the Holders of Classified Priority Claims are conclusively presumed to have accepted the Plan pursuant to Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     Section 4.5 Class 3: Critical Creditor Claims.

          (a) Treatment. Each Holder of an Allowed Critical Creditor Claim shall receive in full satisfaction, settlement, release, extinguishment and discharge of such Claim: (A) payment in full in Cash on the later of (i) the Effective Date and (ii) the date such Claim becomes Allowed; (B) treatment such that such Claim is Reinstated; or (C) such other treatment on such other terms and conditions as may be agreed upon in writing by the Holder of such Claim and the Debtor or the Reorganized Debtor, as the case may be, or as the U.S. Bankruptcy Court may order.

          (b) Voting. Class 3 is Unimpaired and the Holders of Critical Creditor Claims are conclusively presumed to have accepted the Plan pursuant to
     Section 1126(f) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

     Section 4.6 Class 4: Belmarken Notes Claims.

          (a) Treatment. On the Effective Date, the Holder of the Belmarken Notes shall receive, in consideration for the Belmarken Notes and the obligations of all other parties under the Belmarken Notes and the Belmarken Loan Agreements, 23,853,179 shares of New UPC Common Stock (the "Belmarken Notes Consideration"). The Belmarken Notes Claims shall be deemed Allowed for all purposes, including, but not limited to, voting and distributions, in the aggregate amount of $937,482,330.51 and the Allowed Belmarken Notes Claims shall not be subject to defense, setoff or counterclaim.

          (b) Voting. Class 4 is Impaired and the Holder of the Belmarken Notes Claims is entitled to vote to accept or reject the Plan.

     Section 4.7 Class 5: UPC Notes Claims and General Unsecured Claims.

          (a) Treatment. On or as soon as practicable after the Effective Date, each Holder of an Allowed Class 5 Claim shall receive in consideration for its Claim, a number of shares of New UPC Common Stock. In the aggregate, the Holders of all Allowed UPC Notes Claims shall receive 25,146,821 shares of New UPC Common Stock, and each Holder of an Allowed UPC Notes Claim shall receive the number of shares of New UPC Common Stock equal to such Holder's pro rata portion of those shares of New UPC Common Stock. The UPC Notes Claims shall be deemed Allowed for all purposes, including, but not limited to, voting and distributions for each series in the amounts set forth on Schedule 1 hereto and for all UPC Notes Claims in the aggregate amount of $4,688,233,885.90 (which shall exclude any amounts on account of UPC Notes held by UPC as set forth on Annex C to the Restructuring Agreement) and the Allowed UPC Notes Claims shall not be subject to defense, setoff or counterclaim. Each Holder of an Allowed Class 5 Claim that is not a UPC Notes Claim shall receive a number of shares of New UPC Common Stock so that the number of shares per amount of Allowed Claim received by such Holder is the same as the number of shares per amount of Allowed Claim that the Holders of Allowed UPC Notes Claims receive. The number of shares of New UPC Common Stock to be distributed on account of Allowed Class 5 Claims that are not UPC Notes Claims shall be in addition to the 25,146,821 shares of New UPC Common Stock to be distributed on account of the Allowed UPC Notes Claims. The receipt of such shares of New UPC Common Stock by the Holders of the Class 5 Claims shall constitute a full satisfaction, settlement, release and discharge of such Class 5 Claims; provided, however, that, notwithstanding anything in the Plan to the contrary, except as set forth in Section 9.2, any UPC Notes acquired by New UPC through the Plan and the Akkoord shall remain outstanding and shall not be deemed to be satisfied, settled, released or discharged.

          (b) Voting. Class 5 is Impaired and the Holders of the UPC Notes Claims and the General Unsecured Claims are entitled to vote to accept or reject the Plan.

     Section 4.8 Class 6: UPC Preference Shares A.

          (a) Treatment. On or as soon as practicable after the Effective Date, and after the sale by New UPC of the Belmarken Notes to UPC, each Holder of outstanding Allowed UPC Preference Shares A shall receive from New UPC a number of shares of New UPC Common Stock equal to such Holder's pro rata portion of 200,000 shares of New UPC Common Stock (collectively, the "Preference Shares Consideration"). The receipt of the Preference Shares Consideration by the Holders of the UPC Preference Shares A shall constitute a full satisfaction, settlement, release and discharge of the Claims and Equity Interests of each Holder of UPC Preference Shares A in respect of such UPC Preference Shares A; provided, however, that, notwithstanding anything to the contrary contained herein, except as set forth in Section 9.2, any UPC Preference Shares A acquired by New UPC through the Plan shall remain outstanding and shall not be deemed to be satisfied, settled, released or discharged.

          (b) Voting. Class 6 is Impaired and the Holders of the UPC Preference Shares A are entitled to vote to accept or reject the Plan.

     Section 4.9 Class 7: UPC Priority Shares.

          (a) Treatment. On or as soon as practicable after the Effective Date, and after the sale by New UPC of the Belmarken Notes to UPC, the Holder of the Allowed UPC Priority Shares shall receive from New UPC a number of shares of New UPC Common Stock equal to such Holder's pro rata portion of the Ordinary Share Distribution Amount (the "Priority Shares
     Consideration")  in a  per  share  amount  equal  to  the  Ordinary  Shares
     Consideration. The receipt of the Priority Shares Consideration by the Holder of the UPC Priority Shares shall constitute a full satisfaction, settlement, release and discharge of the Claims and Equity Interests of the Holder of the UPC Priority Shares in respect of the UPC Priority Shares; provided, however, that, notwithstanding anything to the contrary contained herein, except as set forth in Section 9.2, any UPC Priority Shares acquired by

     New UPC through the Plan shall remain outstanding and shall not be deemed to be satisfied, settled, released or discharged.

          (b) Voting. Class 7 is Impaired and the Holder of the UPC Priority Shares is entitled to vote to accept or reject the Plan.

     Section 4.10 Class 8: UPC Ordinary Shares A.

          (a) Treatment. On or as soon as practicable after the Effective Date, and after the sale by New UPC of the Belmarken Notes to UPC, each Holder of Allowed UPC Ordinary Shares A shall receive from New UPC a number of shares of New UPC Common Stock equal to such Holder's pro rata portion of the Ordinary Share Distribution Amount (collectively, the "Ordinary Shares
     Consideration"). The receipt of the Ordinary Shares Consideration by the Holders of the UPC Ordinary Shares A shall constitute a full satisfaction, settlement, release and discharge of the Claims and Equity Interests of each Holder of UPC Ordinary Shares A; provided, however, that, notwithstanding anything to the contrary contained herein, any UPC Ordinary Shares A acquired by New UPC through the Plan shall remain outstanding and shall not be deemed to be satisfied, settled, released or discharged.

          (b) Voting. Class 8 is Impaired and the Holders of the Allowed UPC Ordinary Shares A are entitled to vote to accept or reject the Plan.

     Section 4.11 Class 9: Equity Securities Claims.

          (a) Treatment. Subject to the Allowance of the Equity Securities Claims, each Holder of an Allowed Equity Securities Claim shall receive, in full satisfaction, settlement, release, extinguishment and discharge of its Claim, a number of shares of New UPC Common Stock equal to such Holder's pro rata portion of the Ordinary Share Distribution Amount as if such Holder had (a) purchased, on the date its Equity Securities Claim first arose, UPC Ordinary Shares A with a value equal to the amount of such Holder's Allowed Equity Securities Claim and (b) retained such shares as of the Effective Date.

          (b) Voting. Class 9 is Impaired and the Holders of the Equity Securities Claims are entitled to vote to accept or reject the Plan.

     Section 4.12 Class 10: Old Other Equity Interests.

          (a) Treatment. All Holders of Old Other Equity Interests shall not be entitled to, and shall not, receive or retain, any property under the Plan on account of such Old Other Equity Interests, and, to the extent permitted under applicable law, such Old Other Equity Interests shall be cancelled on the Effective Date.

          (b) Voting. Class 10 is Impaired, and the Holders of Old Other Equity Interests are deemed to have rejected the Plan pursuant to Section 1126(g) of the U.S. Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

                                   ARTICLE V

                ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN

     Section 5.1 Unimpaired Classes. Classes 1, 2 and 3 are Unimpaired under the Plan. As such, pursuant to Section 1126(f) of the U.S. Bankruptcy Code, the Holders of Claims in such Classes are conclusively presumed to have accepted the Plan in respect of such Claims and, therefore, are not entitled to vote to accept or reject the Plan. Administrative Claims and Priority Tax Claims are Unimpaired under the Plan and not classified under the Plan and hence are not entitled to vote to accept or reject the Plan.

     Section 5.2 Impaired Classes. Classes 4, 5, 6, 7, 8 and 9 are Impaired and are entitled to vote to accept or reject the Plan. Holders in Class 10 are not receiving or retaining any property under the Plan on account of their Old Other Equity Interests in such Class. As such, pursuant to Section 1126(g) of the U.S. Bankruptcy Code, the Holders in such Class are deemed to have rejected the Plan in respect of such Old Other Equity Interests and, therefore, are not entitled to vote to accept or reject the Plan.

     Section 5.3 Acceptance by Impaired Classes of Claims and Equity Interests.

          (a) Acceptance by an Impaired Class of Claims. Pursuant to Section 1126(c) of the U.S. Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if (a) the Holders of at least two-thirds (2/3) in dollar amount of the Allowed Claims actually voting in such Class (other than Claims held by any Holder designated pursuant to Section 1126(e) of the U.S. Bankruptcy Code) have timely and properly voted to accept the Plan and
     (b) more than one-half (1/2) in number of the Holders of such Allowed Claims actually voting in such Class (other than Claims held by any Holder designated pursuant to Section 1126(e) of the U.S. Bankruptcy Code) have timely and properly voted to accept the Plan.

          (b) Acceptance by an Impaired Class of Equity  Interests.  Pursuant to
     Section 1126(d) of the U.S. Bankruptcy Code, an Impaired Class of Equity Interests shall have accepted the Plan if the Holders of at least two-thirds (2/3) in amount of the Allowed Equity Interests actually voting in such Class (other than Equity Interests held by any Holder designated pursuant to Section 1126(e) of the U.S. Bankruptcy Code) have timely and properly voted to accept the Plan.

     Section 5.4 Cramdown. If all applicable requirements for Confirmation of the Plan are met as set forth in Section 1129(a)(1) through (13) of the U.S. Bankruptcy Code except subsection (8) thereof, the Debtor requests that the U.S. Bankruptcy Court confirm the Plan in accordance with Section 1129(b) of the U.S. Bankruptcy Code, notwithstanding the requirements of Section 1129(a)(8) thereof, on the basis that the Plan is fair and equitable, and does not discriminate unfairly, with respect to each Class of Claims, Equity Interests or Old Other Equity Interests that is Impaired under, and has not accepted, the Plan.

                                   ARTICLE VI

              PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

     Section 6.1 General. The Debtor, through the Disbursing Agent, shall make all Distributions required by the Plan. Furthermore, the Debtor, New UPC and the Disbursing Agent are authorized to make distributions required in connection with ratification of the Akkoord or consummation of the Restructuring. In particular, on the Initial Distribution Date, the Disbursing Agent shall make a Distribution of New UPC Common Stock and Cash, as applicable, to the Holders of Allowed Claims and Allowed Equity Interests in accordance with Article IV of the Plan. Thereafter, Distributions may be made from time to time in the reasonable discretion of the Disbursing Agent. Notwithstanding any other provision in the Plan, no Distributions shall be made to a Holder of a Claim or Equity Interest unless and until such Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest, respectively.

     Section 6.2 Delivery of Distributions. Subject to U.S. Bankruptcy Rule 9010, Distributions to Holders of Allowed Claims or Allowed Equity Interests shall be made by the Disbursing Agent (a) at the last known addresses of such Holders, (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent, (c) in the case of Allowed UPC Notes Claims, to the Indenture Trustee as set forth in Section 6.15 of the Plan or (d) at the addresses set forth in any properly completed letters of transmittal accompanying Certificates properly remitted to, or book-entry transfers made to the Book-Entry Account of, the Disbursing Agent. If any Holder's Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Disbursing Agent is notified of such Holder's then current address, at which time all missed Distributions shall be made to such Holder without interest and without any dividends that would have been payable on any equity securities to be distributed. All Distributions pursuant to the Plan shall be at the Reorganized Debtor's expense. Nothing contained in the Plan shall require the Reorganized Debtor or the Disbursing Agent or New UPC to attempt to locate any Holder of an Allowed Claim or Allowed Equity Interest other than by reviewing the records of the Reorganized Debtor. Notwithstanding anything to the contrary contained in the Plan, the Reorganized Debtor and New UPC shall be entitled to implement additional, supplemental or modified distribution procedures, upon terms approved by the U.S. Bankruptcy Court after at least ten (10) days notice to UGC and the Participating Noteholders.

     Section 6.3 Disbursing Agent. The Disbursing Agent shall fulfill the obligations under the Plan with respect to the Distributions of Property to the Holders of Allowed Claims and Allowed Equity Interests, including, without limitation, holding all reserves and accounts pursuant to the Plan. The identity of the initial Disbursing Agent shall be disclosed by the Debtor prior to the Confirmation Hearing and shall be approved by the U.S. Bankruptcy Court pursuant to the Confirmation Order. The terms of employment of the Disbursing Agent shall be submitted to the U.S. Bankruptcy Court for approval at the Confirmation Hearing. In the event of the resignation of the Disbursing Agent, a replacement shall be appointed by the Reorganized Debtor and New UPC, without the need for further U.S. Bankruptcy Court approval.

     Section 6.4 Distribution Notification Date. As of the close of business on the Distribution Notification Date, all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of the Belmarken Notes, the UPC Notes, the UPC Preference Shares A, the UPC Priority Shares and the UPC Ordinary Shares A will be closed and, for purposes of the Plan, there shall be no further changes in the record holders of the Belmarken Notes, the UPC Notes, the UPC Preference Shares A, the UPC Priority Shares or the UPC Ordinary Shares A. The Disbursing Agent shall have no obligation to recognize the transfer of any Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A occurring after the Distribution Notification Date, and will be entitled for all purposes to recognize and deal only with those Holders of Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A as of the close of business on the Distribution Notification Date, as reflected on such ledgers, books, registers or records.

     Section 6.5 Distributions to Holders of Allowed Claims and Allowed Equity Interests.

          (a) Non-Securities. Except for Distributions to Holders of Allowed Belmarken Notes Claims, Allowed UPC Notes Claims, Allowed UPC Preference Shares A, Allowed UPC Priority Shares and Allowed UPC Ordinary Shares A, which will be made in accordance with Section 6.5(b) of the Plan, on the Effective Date, the Reorganized Debtor or New UPC, as applicable, shall deliver to the Disbursing Agent sufficient Cash and shares of New UPC Common Stock to make the Distributions to be made on the Effective Date to the Holders of Allowed Claims. Payments of Cash to be made pursuant to the Plan will be available from funds held by the Reorganized Debtor as of the Effective Date.

          (b) Securities.  Promptly after the later of (i) the Effective Date or
     (ii) the date of Allowance of such Claims or Equity Interests, the Reorganized Debtor shall cause the Disbursing Agent to mail to the Holders of Allowed Belmarken Notes Claims, Allowed UPC Notes Claims, Allowed UPC Preference Shares A, Allowed UPC Priority Shares and Allowed UPC Ordinary Shares A appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Belmarken Notes and the UPC Notes theretofore evidencing the Allowed Class 4 Claims and certain of the Allowed Class 5 Claims, respectively, or any Certificates theretofore representing UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A shall pass, only upon (i) proper physical delivery of Certificates representing such Belmarken Notes to the Disbursing Agent, (ii) proper delivery of such UPC Notes or UPC Ordinary Shares A held in bearer form through a book-entry transfer into a Book-Entry Account at the Book-Entry Transfer Facility for the UPC Notes or UPC Ordinary Shares A held in bearer form in accordance with the Book-Entry Transfer Facility's procedures for transfer and (iii) proper entries being made with respect to such UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A held in registered form to the register of the Debtor, maintained by the Debtor's Board of Management, containing the names and addresses of the Holders of the UPC Preference Shares A, the UPC Priority Shares and the UPC Ordinary Shares A held in registered form). The Disbursing Agent may establish reasonable and customary rules and procedures in connection with its duties. No distribution of New UPC Common Stock under the Plan shall be made to Holders of Allowed Belmarken Notes Claims, Allowed UPC Notes Claims, Allowed UPC Preference Shares A, Allowed UPC Priority Shares or Allowed UPC Ordinary Shares A until one of the following occurs: (i) the Holder thereof
     (A) surrenders any Certificate(s) representing such Allowed Claim or Allowed Equity Interest, as the case may be, to the Disbursing Agent or (B) executes and delivers an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtor; (ii) there is a transfer of such Allowed Claim or Allowed Equity Interest, as the case may be, in book-entry form to the Book-Entry Account; or (iii) there is an entry made with respect to such Allowed Claim or Allowed Equity Interest, as the case may be, in the register of the Debtor, maintained by the Debtor's Board of Management, containing the names and addresses of the Holders thereof; provided, however, that any Holder of an Allowed Claim or Allowed Equity Interest to which clause (i) above applies that fails to (y) surrender its Certificate(s) or (z) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtor before the later to occur of (I) six (6) months after the Effective Date and (II) six
     (6) months following the date such Holder's Claim or Equity Interest becomes an Allowed Claim or Allowed Equity Interest, as applicable, shall be deemed to have forfeited all of its rights against, Claims against and/or Equity Interests in the Debtor, may not participate in any distribution under the Plan and shall be forever barred from asserting any such rights against the Reorganized Debtor, New UPC or their respective property.

     Section 6.6 Disputed Distributions. If any dispute arises as to the identity of any Holder of an Allowed Claim or Allowed Equity Interest who is to receive a Distribution, the Disbursing Agent shall, in lieu of making such Distribution to such Holder, delay such Distribution until the disposition thereof shall be determined by Final Order of the U.S. Bankruptcy Court or by written agreement among the interested parties to such dispute.

     Section 6.7 Distributions of Cash. Any Cash payment to be made pursuant to the Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of the Reorganized Debtor.

     Section 6.8 Failure to Negotiate Checks. Checks issued in respect of Distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. Any amounts returned to the Reorganized Debtor in respect of such non-negotiated checks shall be held by the Reorganized Debtor, as appropriate. Requests for reissuance of any such check shall be made directly to the Reorganized Debtor by the Holder of the Allowed Claim with respect to which such check originally was issued. All amounts represented by any voided check will be held until the later to occur of (i) nine (9) months after the Effective Date and (ii) nine (9) months after such voided check was issued, and all requests for reissuance by the Holder of the Allowed Claim in respect of a voided check are required to be made prior to such date. Thereafter, all such amounts shall be deemed to be Unclaimed Property, in accordance with Section 6.9 of the Plan, and all Claims in respect of void checks and the underlying Distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Debtor or its Property or the Reorganized Debtor or its Property.

     Section 6.9 Unclaimed Distributions. Any Cash that becomes Unclaimed Property shall revest in the Reorganized Debtor and shall no longer be subject to Distribution to Creditors or Equity Interest Holders. Any New UPC Common Stock that becomes Unclaimed Property shall be canceled and shall no longer be subject to Distribution to Creditors or Equity Interest Holders. All full or partial payments made by the Disbursing Agent or the Debtor and received by the Holder of a Claim or Equity Interest prior to the Effective Date will be deemed to be payments under the Plan for purposes of satisfying the obligations of the Debtor pursuant to the Plan. Pursuant to Section 1143 of the U.S. Bankruptcy Code, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the Holder of any Claim or Equity Interest Disallowed in accordance with this
Section 6.9 will be forever barred, expunged, estopped and enjoined from asserting such Claim or Equity Interest in any manner against the Debtor or its Property or the Reorganized Debtor or its Property.

     Section 6.10 Limitation on Distribution Rights. If a claimant holds more than one Claim in any one Class, all Claims of the claimant in that Class may be aggregated into one Claim and one distribution may be made with respect to the aggregated Claim.

     Section 6.11 Fractional Euros. Notwithstanding any other provision of the Plan, Cash distributions of fractions of Euros will not be made; rather, whenever any payment of a fraction of a Euro would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole Euro (up or down), with half-Euros being rounded down. To the extent that Cash remains undistributed as a result of the rounding of such fraction, such Cash shall be treated as Unclaimed Property pursuant to Section 6.9 of this Plan.

     Section 6.12 Fractional Shares. No fractional shares of New UPC Common Stock shall be issued or distributed under the Plan. Each person entitled to receive New UPC Common Stock shall receive the total number of whole shares of New UPC Common Stock to which such Person is entitled. Whenever any Distribution to a particular Person would otherwise call for Distribution of a fraction of a share of New UPC Common Stock, the actual Distribution of such shares shall be rounded to the next higher or lower whole number as follows: (A) fractions one-half (1/2) or greater shall be rounded to the next higher whole number and
(B) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. The total number of shares of New UPC Common Stock to be distributed to a Class of Claims or Equity Interests shall be adjusted as necessary to account for the rounding provided for in this Section 6.12. No consideration shall be provided in lieu of fractional shares that are rounded down.

     Section 6.13 Compliance With Tax Requirements. In connection with each Distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Reorganized Debtor shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such Distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtor within thirty (30) days from the date of such request, the Reorganized Debtor may, at its option, withhold the amount required from the Property to be distributed and distribute the balance to such Person or decline to make such Distribution until the information is received.

     Section 6.14 Documentation Necessary to Release Liens. Each Creditor which is to receive a Distribution under the Plan in full satisfaction of a Miscellaneous Secured Claim shall not receive such Distribution until such Creditor (a) executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form if appropriate) in connection with such Miscellaneous Secured Claim and such other documents as the Debtor or the Reorganized Debtor, as applicable, may reasonably request or (b) otherwise turns over and releases any and all property of the Debtor that secures or purportedly secures such Claim. Any such Holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtor, the Reorganized Debtor or their assets or property in respect of such Claim and shall not participate in any Distribution hereunder on account of such Claim. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

     Section 6.15 Distributions by Indenture Trustee. Notwithstanding any other provision of the Plan, any Distributions on account of any Allowed UPC Notes Claims shall be made by the Disbursing Agent to the Indenture Trustee, which, in turn, shall make any such Distributions to the Holders of such Allowed Claims under the Plan. Except as expressly provided in the Plan, Distributions made by any Indenture Trustee shall be in accordance with and subject to the requirements set forth in the applicable Indenture, and any Indenture Trustee acting in good faith pursuant to the Plan shall be entitled to the same indemnification the Disbursing Agent receives from the Debtor or the Reorganized Debtor, as the case may be, and to payment from the Reorganized Debtor of its customary fees and expenses for making distributions under the Plan to Holders of UPC Notes.

     Section 6.16 Setoffs. The Debtor or the Reorganized Debtor, as applicable, may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever which the Estate, the Debtor or the Reorganized Debtor may have against the Holders of such Claims; provided, however, that neither the failure to do so nor the allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtor or the Reorganized Debtor of any such claims the Debtor or the Reorganized Debtor may have against such Creditors, and all such claims shall be reserved to and retained by the Reorganized Debtor.

                                  ARTICLE VII

                  EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
                INDEMNIFICATION OBLIGATIONS; BENEFIT PROGRAMS

     Section 7.1 Treatment of Executory Contracts and Unexpired Leases. On the Effective Date, all of the executory contracts and unexpired leases that exist between the Debtor and any

Person which (a) have not expired or terminated pursuant to their own terms, (b) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the U.S. Bankruptcy Court on or prior to the Confirmation Date or
(c) are not the subject of pending motions to assume, assume and assign, or reject as of the Confirmation Date, will be (i) deemed assumed if listed on the Schedule of Assumed Contracts or (ii) deemed rejected if listed on the Schedule of Rejected Contracts; provided, however, that any executory contracts or unexpired leases which are omitted from both the Schedule of Assumed Contracts and the Schedule of Rejected Contracts are assumed as of the Effective Date, all in accordance with the provisions and requirements of Section 365 of the U.S. Bankruptcy Code; provided, however, that the Debtor shall have the right, at any time prior to the Confirmation Date, to amend the Schedule of Assumed Contracts and the Schedule of Rejected Contracts upon notice to the counterparty to a contract or lease (i) to delete any executory contract or unexpired lease listed therein or (ii) to add any executory contract or unexpired lease thereto. The Confirmation Order (except as otherwise provided therein) shall constitute an order of the U.S. Bankruptcy Court pursuant to Section 365 of the U.S. Bankruptcy Code, effective as of the Effective Date, approving such assumptions and rejections, as applicable. Each contract and lease assumed or rejected, as the case may be, pursuant to this Section 7.1 shall be assumed or rejected, as the case may be, only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Assumption or rejection, as the case may be, of a contract or lease pursuant to this Section 7.1 shall not constitute an admission by the Debtor or the Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or the Reorganized Debtor has any liability thereunder. All executory contracts and unexpired leases that are assumed will be assumed under their present terms or upon such terms as are agreed to between the Debtor and the other party to the executory contract or unexpired lease. Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include: (y) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (z) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the U.S. Bankruptcy Court.

     Section 7.2 Cure of Defaults for Assumed Contracts and Leases. All undisputed cure and any other monetary default payments required by Section 365(b)(1) of the U.S. Bankruptcy Code under any assumed executory contract and unexpired lease which is in default shall be satisfied by the Reorganized Debtor (to the extent such obligations are enforceable under the U.S. Bankruptcy Code and applicable non-bankruptcy law), pursuant to Section 365(b)(1) of the U.S. Bankruptcy Code, at the option of the Reorganized Debtor: (A) by payment of such undisputed cure amount, without interest, in Cash within sixty (60) days following the Effective Date; (B) by payment of such other amount as ordered by the U.S. Bankruptcy Court; or (C) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute, payment of the amount otherwise payable hereunder shall be made without interest, in Cash (i) on or before the later of sixty (60) days following the Effective Date or thirty

(30) days following entry of a Final Order liquidating and allowing any disputed amount or (ii) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease.

     Section 7.3 Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases; Cure Payments.

          (a) Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases. Any party objecting to the Debtor's proposed assumption of an executory contract or unexpired lease or the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the U.S. Bankruptcy Code) under the contract or lease to be assumed shall File and serve on counsel for the Debtor a written objection to the assumption of such contract or lease within thirty (30) days after the service of the notice of Confirmation. Failure to File an objection within the time period set forth above shall constitute consent to the assumption and revestment of such contract or lease, including an acknowledgment that the proposed assumption provides adequate assurance of future performance. To the extent that any objections to the assumption of a contract or lease are timely Filed and served and such objections are not resolved between the Debtor and the objecting parties, the U.S. Bankruptcy Court shall resolve such disputes at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court.

          (b) Resolution of Cure Payments. If, the counterparty to a contract or lease assumed by the Debtor believes that, as of the Confirmation Date, a cure payment is due and owing under such contract or lease, such counterparty shall File and serve on counsel for the Debtor a notification setting forth the amount of the cure payment which such party believes is due and owing, which notification shall be Filed and served no later than thirty (30) days after the service of the notice of Confirmation. Failure to File such a notification within the time period set forth above shall constitute an acknowledgment that no cure payment is due and owing in connection with the assumption of such contract or lease and an acknowledgment that no other defaults exist under said contract or lease. To the extent that any such notifications are timely Filed and served and are not resolved between the Debtor and the applicable counterparty, the U.S. Bankruptcy Court shall resolve such disputes at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court. The resolution of such disputes shall not affect the Debtor's assumption of the contracts or leases that are subject of such a dispute, but rather shall affect only the "cure" amount the Debtor must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtor in its discretion determines that the amount asserted to be the necessary "cure" amount would, if ordered by the U.S. Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtor may elect to
     (i) reject the contract or lease pursuant to Section 7.1 hereof or (ii) request an expedited hearing on the resolution of the "cure" dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 7.1 hereof pending the outcome of such dispute.

     Section 7.4 Claims for Rejection Damages. Objections to the amounts listed on the Schedule of Rejected Contracts for damages allegedly arising from the rejection pursuant to the Plan or the Confirmation Order of any executory contract or any unexpired lease shall be Filed with the U.S. Bankruptcy Court and served on counsel for the Debtor not later than thirty (30) days after the service of the earlier of (A) notice of Confirmation or (B) other notice that the executory contract or unexpired lease has been rejected. Any Holder of a Claim arising from the rejection of any executory contract or any unexpired lease that fails to File such Objection on or before the dates specified in this paragraph shall be forever barred, estopped and enjoined from asserting any Claims in any manner against the Debtor or its Property or the Reorganized Debtor or its Property for any amounts in excess of the amount scheduled by the Debtor on the Schedule of Rejected Contracts for such contract or lease and the Debtor and the Reorganized Debtor shall be forever discharged from all indebtedness or liability with respect to such Claims for such excess amounts and such Holders shall be bound by the terms of the Plan.

     Section 7.5 Treatment of Rejection Claims. The U.S. Bankruptcy Court shall determine any Objections Filed in accordance with Section 7.4 hereof at a hearing to be held on a date to be determined by the U.S. Bankruptcy Court. Subject to any statutory limitation, including, but not limited to the limitations contained in Sections 502(b)(6) and 502(b)(7) of the U.S. Bankruptcy Code, any Claims arising out of the rejection of executory contracts and unexpired leases shall, pursuant to Section 502(g) of the U.S. Bankruptcy Code, be treated as Class 5 Claims in accordance with Section 4.7 of the Plan.

     Section 7.6 Executory Contracts and Unexpired Leases Entered Into and Other Obligations Incurred After the Petition Date. On the Effective Date, all contracts, leases, and other agreements entered into by the Debtor on or after the Petition Date, which agreements have not been terminated in accordance with their terms or been rejected on or before the Confirmation Date, shall revest in and remain in full force and effect as against the Reorganized Debtor and the other parties to such contracts, leases and other agreements.

     Section 7.7 Reorganized Debtor's Indemnification Obligations. To the extent not inconsistent with the Plan, any obligations of the Debtor or the Reorganized Debtor, pursuant to their respective organizational documents, applicable non-bankruptcy law or a specific agreement, to indemnify a Person with respect to all present and future actions, suits and proceedings against the Debtor, the Reorganized Debtor or such indemnified Person, based upon any act or omission related to service with, or for or on behalf of, the Debtor, the Reorganized Debtor shall survive Confirmation and shall not be impaired by Confirmation, except to the extent any such obligation has been released, discharged or modified pursuant to the Plan. Such indemnification obligations shall be performed and honored by the Reorganized Debtor, as applicable.

     Section 7.8 Benefit Programs. Notwithstanding anything to the contrary contained in the Plan, nothing in the Plan shall adversely affect the payment of any "retiree benefits" (as such term is defined in Section 1114(a) of the U.S. Bankruptcy Code) to the extent required by Section 1129(a)(13) of the U.S. Bankruptcy Code.

                                  ARTICLE VIII

                          RESOLUTION OF DISPUTED CLAIMS

     Section 8.1 Preservation of Rights. Except as to applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the U.S. Bankruptcy Code, the Reorganized Debtor shall have the exclusive right to make and file objections to Administrative Claims, other Claims, Equity Interests and Old Other Equity Interests, subsequent to the Confirmation Date. Except to the extent that any Claim, Equity Interest or Old Other Equity Interest is Allowed in the Plan, nothing, including the failure of the Debtor or the Reorganized Debtor to object to a Claim, Equity Interest or Old Other Equity Interest for any reason during the pendency of the Chapter 11 Case, shall affect, prejudice, diminish or impair the rights and legal and equitable defenses of the Debtor or the Reorganized Debtor with respect to any Claim, Equity Interest or Old Other Equity Interest, including, but not limited to, all rights of the Debtor or Reorganized Debtor (i) to contest or defend themselves against such Claims, Equity Interests or Old Other Equity Interests in any lawful manner or forum when and if such Claim, Equity Interest or Old Other Equity Interest is sought to be enforced by the Holder thereof or (ii) in respect of legal and equitable defenses to setoffs or recoupments against Claims, Equity Interests or Old Other Equity Interests. The distributions provided for in Article IV of the Plan shall at all times be subject to this
Section 8.1 of the Plan and to Section 502(d) of the U.S. Bankruptcy Code.

     Section 8.2 Objections to and Resolution of Claims, Administrative Claims, Equity Interests and Old Other Equity Interests. Unless otherwise ordered by the U.S. Bankruptcy Court, the Reorganized Debtor shall file all objections to Claims (including Administrative Claims) that are the subject of proofs of claim or requests for payment filed with the U.S. Bankruptcy Court (other than applications for allowance of compensation and reimbursement of expenses under Sections 330 and 503 of the U.S. Bankruptcy Code), Equity Interests or Old Other Equity Interests and serve such objections upon the Holder as to which the objection is made as soon as is practicable, but, with respect to Claims (other than Administrative Claims), Equity Interests and Old Other Equity Interests, in no event later than one hundred and eighty (180) days after the Effective Date, or, in either case, such later date as may be approved by the U.S. Bankruptcy Court upon request made before or after expiration of such applicable objection period. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections without any requirement of approval by the U.S. Bankruptcy Court.

     Section 8.3 Estimation of Claims. The Debtor or the Reorganized Debtor, as applicable, may, at any time, request that the U.S. Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the U.S. Bankruptcy Code regardless of whether or not the Debtor or the Reorganized Debtor has previously objected to such Claim or the U.S. Bankruptcy Court has previously ruled on any such objection. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the U.S. Bankruptcy Court; provided, however, that commencing on the Effective Date the Reorganized Debtor may compromise, settle or resolve any such Claims without further approval of the U.S. Bankruptcy Court.

     Section 8.4 Distributions Withheld For Disputed Unsecured Claims and Equity Interests.

          (a) No Distribution Pending Allowance. Notwithstanding any other provision of the Plan, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim or Disputed Equity Interest unless and until some portion thereof has become an Allowed Claim or Allowed Equity Interest, respectively.

          (b) Establishment And Maintenance Of Reserve. On each applicable Distribution Date, the Disbursing Agent shall reserve for the benefit of Holders of Disputed Claims and Disputed Equity Interests (the "Reserve") the distributions to which the Holders of Disputed Claims and Disputed Equity Interests as of such Distribution Date would be entitled under the Plan if such Disputed Claims and Disputed Equity Interests were Allowed Claims and Allowed Equity Interests in the amounts of their Disputed Claims and Disputed Equity Interests, respectively, as if the Holders thereof had received such distributions on the Initial Distribution Date. Such amounts shall be determined by reference to the aggregate Face Amount of all Disputed Claims or Disputed Equity Interests as of such date. The
     Disbursing Agent shall maintain a register of all Disputed Claims and Disputed Equity Interests, the amounts upon which to base reserves for such Disputed Claims and Disputed Equity Interests pursuant to the preceding sentence and, where the property to be reserved is New UPC Common Stock, the number of shares of New UPC Common Stock to which the Holders of the Disputed Claims and Disputed Equity Interests would be entitled if such Disputed Claims and Disputed Equity Interests were Allowed Claims and Allowed Equity Interests, as applicable.

          (c) Distributions Upon Allowance Of Disputed Claims and Disputed Equity Interests. The Holder of a Disputed Claim or Disputed Equity
     Interest that becomes an Allowed Claim or Allowed Equity Interest subsequent to the Initial Distribution Date shall receive Distributions of the applicable New UPC Common Stock or Cash previously reserved on account of such Claim or Equity Interest in the Reserve as soon as reasonably practicable following the allowance of any such Claim or Equity Interest; provided, however, that neither the Debtor, the Reorganized Debtor, New UPC or the Disbursing Agent shall be required to make a Distribution until the aggregate Distribution to be made is equal to or greater than(euro)500,000 or 10,000 shares of New UPC Common Stock, as applicable; provided further, however, that if the aggregate Distribution that would be required to be made to the Holders of all remaining Disputed Claims and Disputed Equity Interests if all such remaining Disputed Claims and Disputed Equity Interests were to become Allowed Claims and Allowed Equity Interests, as applicable, could not exceed either(euro)500,000 or 10,000 shares of New UPC Common Stock, as applicable, then the Debtor, the Reorganized Debtor, New UPC or the Disbursing Agent shall make a Distribution to any Holder of a Disputed Claim or Disputed Equity Interest as soon as reasonably practicable after the allowance of any such Claim or Equity Interest. Such Distributions shall be made in accordance with the Plan based upon the Distributions that would have been made to such holder under the Plan if the Disputed Claim or Disputed Equity Interest had been an Allowed Claim or Allowed Equity Interest, respectively, on or prior to the Effective Date.

          (d) Excess Reserves. Upon any Disputed Claim or Disputed Equity Interest becoming a Disallowed Claim or Disallowed Equity Interest, respectively, in whole or in part, the Property, if any, reserved for the payment of or Distribution on the Disallowed portion of such Disputed Claim or Disputed Equity Interest (i) if in the form of Cash, shall revest in the Reorganized Debtor and no longer be subject to Distribution to Creditors or Equity Interest Holders and (ii) if in the form of New UPC Common Stock, shall either (A) be cancelled or (B) be returned to New UPC to be held as treasury shares and no longer be subject to Distribution to Creditors or Equity Interest Holders.

     Section 8.5 Dutch Bankruptcy Case. Nothing in this Plan shall impair the rights of the Debtor or the Administrator to contest any claim filed or otherwise asserted against the Debtor in the Dutch Bankruptcy Case.

                                   ARTICLE IX

                      MEANS FOR IMPLEMENTATION OF THE PLAN

     Section 9.1 Continued Corporate Existence. The Debtor shall, as the Reorganized Debtor, continue to exist after the Effective Date in accordance with applicable law of the jurisdiction in which it is organized, under its organizational documents in effect before the Effective Date, except as such documents are amended in connection with this Plan.

     Section 9.2 Cancellation of Claims, Equity Interests and Old Other Equity Interests. As of consummation of the Plan, all Claims against, and Equity Interests in, the Debtor and, to the extent permitted under applicable law, all Old Other Equity Interests shall be cancelled and all agreements, notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and any other documents evidencing or relating to such Claims, Equity Interests and Old Other Equity Interests shall be cancelled and deemed terminated, as permitted by Section 1123(a)(5)(F) of the U.S. Bankruptcy Code, and the Holders thereof shall have no rights and such notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and other documents shall evidence no rights, except the right to receive the Distributions, if any, to be made to Holders of such Claims, Equity Interests or Old Other Equity Interests under the Plan; provided, however, that, notwithstanding the foregoing or anything else to the contrary contained in the Plan or the Confirmation Order, none of the Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A shall be cancelled pursuant to the Plan and such Claims and Equity Interests shall instead be dealt with as follows:

          (a) Belmarken Notes. On the Effective Date, but subsequent to the transfer of the Belmarken Notes for shares of New UPC Common Stock pursuant to Section 4.6 of the Plan, New UPC will sell the Belmarken Notes to the Debtor in consideration for a receivable payable by the Debtor in the aggregate principal amount of the Belmarken Notes (plus accrued but unpaid interest). Subsequently, the Debtor will satisfy its obligations under such receivable through the issuance to New UPC of a number of shares of UPC Ordinary Shares C equal to the amount of the receivable divided by the par value of the UPC Ordinary Shares C.

          (b) UPC Notes. Subsequent to the transfer of the UPC Notes for shares of New UPC Common Stock pursuant to Section 4.7 of the Plan, UPC and New UPC shall, conditional upon the occurrence of the Effective Date, replace the UPC Notes with an intercompany note between UPC and New UPC and, thereafter, New UPC shall contribute such intercompany note to the capital of UPC.

          (c) UPC Preference Shares A. Subsequent to the transfer of the UPC Preference Shares A for shares of New UPC Common Stock pursuant to Section
     4.8 of the Plan, all UPC Preference Shares A shall be registered in the name of New UPC; provided, however, that in the event that the UPC Preference Shares A are not transferred to New UPC under the Plan, the Debtor shall use reasonable efforts to have the UPC Preference Shares A converted on a one-for-one basis into registered UPC Ordinary Shares A.

          (d) UPC Priority Shares. After the Effective Date, as soon as the Debtor becomes a wholly-owned subsidiary of New UPC, the UPC Priority Shares will convert on a one-for-one basis into UPC Ordinary Shares C.

          (e) UPC Ordinary Shares A. The UPC Ordinary Shares A shall remain outstanding.

     Section 9.3 Extraordinary General Meeting. Because the Dutch Bankruptcy Code does not provide for the Dutch Bankruptcy Case to avoid compliance with otherwise applicable corporate law, in order to facilitate implementation of the Plan, the Debtor shall hold an extraordinary meeting of the Holders of the UPC Ordinary Shares A, the UPC Priority Shares and the UPC Preference Shares A (the "Extraordinary General Meeting"). The purpose of the Extraordinary General Meeting is to facilitate the implementation of the Plan by:

          (a) explaining the terms of the Restructuring (including the terms of the Plan) to the Debtor's shareholders at the Extraordinary General Meeting;

          (b) considering and acting upon a proposal to amend the Debtor's Articles of Association (the "First Amendment") (effective before the Effective Date) to (i) decrease the nominal value of each issued and outstanding UPC Ordinary Share A from(euro)1.00 to(euro)0.02 without any repayment; and (ii) decrease the nominal value of each UPC Priority Share and UPC Preference Share A from(euro)1.00 to(euro)0.02 without any repayment, which capital reduction will permit the Debtor to eliminate its accumulated deficit;

          (c) considering and acting upon a proposal to amend the Debtor's Articles of Association (the "Second Amendment") (effective on the Effective Date) to (i) decrease the number of authorized UPC Ordinary Shares A to 450,000,000; (ii) remove the UPC Preference Shares A from the authorized capital of the Debtor; (iii) authorize a new class of
     50,000,000,000  registered  ordinary  shares  C with  a  nominal  value  of
     (euro)0.02 ("UPC Ordinary Shares C"); (iv) in the event Dutch law allows the issuance of nonvoting stock, prohibit the issuance of nonvoting stock and prohibit cooperation in connection with the issuance of depository receipts; and (v) remove the UPC Ordinary Shares B and the UPC Preference Shares B from the authorized capital of the Debtor.

          (d) considering and acting upon a proposal to convert the UPC Preference Shares A on a one-for-one basis into registered UPC Ordinary Shares A, effective upon the Second Amendment and the Effective Date;

          (e) considering and acting upon a proposal to amend the Debtor's Articles of Association (effective on the later to occur of the Effective Date and the date of the delisting of the UPC Ordinary Shares A from Euronext) (the "Third Amendment") to effectuate that the Debtor will have Articles of Association of a non-listed company, including, inter alia, the following contents: (i) allow only for registered shares; (ii) restrictions on transfers of shares; (iii) amend the management structure of the Debtor to a one-tier board (i.e., that the Debtor's Supervisory Board will be eliminated, the holders of the UPC Priority Shares will have certain rights with respect to the Debtor's Board of Management and the Debtor's Board of Management will consist of one or more members); (iv) holders of UPC Ordinary Shares A only to be authorized to exercise the rights attached to their UPC Ordinary Shares A upon exchange of their bearer UPC Ordinary Shares A into registered UPC Ordinary Shares A; and (v) as soon as all issued shares in the Debtor will be held by one shareholder, each issued UPC Priority Share will convert into one UPC Ordinary Share C, and all powers of the holders of the UPC Priority Shares under the Articles of Association of the Debtor shall, to the extent possible, be vested in the general meeting of shareholders of the Debtor;

          (f) accepting the resignations of (i) John F. Riordan, (ii) Nimrod J. Kovacs, (iii) Charles H.R. Bracken, (iv) James S. O'Neill, (v) Gene Musselman and (vi) Anton M. Tuijten, as managing directors of the Debtor with effect on the later to occur of the Effective Date and the date of the delisting of the UPC Ordinary Shares A from Euronext and granting a full and final release from liability with respect to their management of the Debtor;

          (g) accepting the resignations of (i) Michael T. Fries, (ii) John P. Cole, Jr., (iii) Richard J.A. de Lange, (iv) Ellen P. Spangler, (v) Tina M. Wildes and (vi) John W. Dick, as supervisory directors of the Debtor with effect on the later to occur of the Effective Date and the date of the delisting of the UPC Ordinary Shares A from Euronext and granting a full and final release from liability with respect to their supervision of the Debtor;

          (h) appointing New UPC as sole managing director of the Debtor with effect as of the later to occur of the Effective Date and the delisting of the UPC Ordinary Shares A from Euronext;

          (i) authorizing the Board of Management of the Debtor and Allen & Overy, Amsterdam, The Netherlands, to apply for the ministerial statements of no objections and to execute deeds of amendment of the Articles of Association of the Debtor as set forth in the First, Second and Third Amendments; and

          (j) transacting such other business as may properly come before the Extraordinary General Meeting or any postponements or adjournments thereof (collectively, the "Shareholder Proposals")

     Section 9.4 Amendment of Organizational Documents.

          (a) Amendment of Articles of Association. A substantially final form of the Amended and Restated UPC Articles of Association is annexed hereto as Exhibit "B" and shall include such provisions as are necessary to satisfy the provisions of the Plan and the U.S. Bankruptcy Code including, among other things, (i) in the event Dutch law allows the issuance of nonvoting stock, prohibit the issuance of nonvoting stock to the extent, and only to the extent, required by Section 1123(a)(6) of the U.S. Bankruptcy Code, and prohibit cooperation in connection with the issuance of depository receipts and (ii) such provisions as are necessary to effect the Shareholder Proposals; provided, however, that the effectiveness of any such amendments shall be subject to the approval thereof at the Extraordinary General Meeting as well as to the occurrence of the Effective Date.

          (b) New UPC Organizational Documents. A substantially final form of the Amended and Restated New UPC Certificate of Incorporation and the Amended and Restated New UPC By-Laws shall each be Filed on or before the Document Filing Date and shall each include those terms and conditions as are contemplated to be included in such documents in the Disclosure Statement.

     Section 9.5 Corporate Action. On the Effective Date, subject to any requirements of Dutch law, the Reorganized Debtor shall execute and deliver, and is authorized, without any further corporate action, to execute and deliver all agreements, documents and instruments (and all exhibits, schedules and annexes thereto) contemplated by the Plan or the exhibits thereto and take such other action as is necessary or appropriate to effectuate the transactions provided for in the Plan.

     Section 9.6 Implementation of the Restructuring Under Dutch Law. In order to facilitate implementation of the Plan, on the Effective Date, UPC shall consummate, in accordance with and under the provisions of Dutch Law, all transactions contemplated by the Restructuring, including the consummation of the Akkoord and the Dutch Implementing Offer.

     Section 9.7 Contribution of UPC Shares. Simultaneously with, and conditional upon the occurrence of, the Effective Date, UGC shall contribute, or shall cause the other members of the UGC Group to contribute, to New UPC any and all UPC Ordinary Shares A, UPC Preference Shares A and UPC Priority Shares owned by the UGC Group.

     Section 9.8 New UPC Common Stock. No later than the Effective Date, New UPC shall authorize the New UPC Common Stock and shall issue a sufficient number of shares of New UPC Common Stock to implement the Plan.

     Section 9.9 Offer Memorandum. To the extent required by applicable Dutch securities laws and regulations of the A-FM, New UPC and UPC shall, prior to the Effective Date, prepare, and, subject to the approval of UGC and after consultation with the Participating Noteholders, file with the A-FM and make generally available and mail to the Holders of UPC Ordinary Shares A in bearer form an offer memorandum (together with all materials included therewith and any amendments or supplements thereto, the "Offer Memorandum") in respect of the New UPC Common Stock to be issued in connection with the Restructuring pursuant to the Plan. The procedures for exchanging shares of New UPC Common Stock for the UPC Ordinary Shares A in bearer form shall be included in the Offer Memorandum.

     Section 9.10 Listing of New UPC Common Stock. New UPC shall use its commercially reasonable efforts to cause the shares of New UPC Common Stock to be issued in the Restructuring to be listed on NASDAQ, but obtaining such listing shall not be a condition to either Confirmation or consummation of the Plan.

     Section 9.11 Transfers Under Plan. On the Effective Date, all of the outstanding Belmarken Notes, UPC Notes, General Unsecured Claims, UPC Preference Shares A, UPC Priority Shares, UPC Ordinary Shares A and Equity Securities Claims shall be transferred for shares of New UPC Common Stock, in accordance with Sections 4.6, 4.7, 4.8, 4.9, 4.10 and 4.11 of the Plan, as applicable. The transfers of the Belmarken Notes, the UPC Notes, the General Unsecured Claims, the UPC Preference Shares A, the UPC Priority Shares, the UPC Ordinary Shares A and the Equity Securities Claims for New UPC Common Stock, shall be in full satisfaction, settlement, release and discharge of all Allowed Belmarken Notes Claims, all Allowed UPC Notes Claims, all Allowed UPC Preference Shares A, all Allowed UPC Priority Shares, all Allowed UPC Ordinary Shares A and all Allowed Equity Securities Claims, other than any Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A held by New UPC on the Effective Date. In connection with the foregoing, New UPC Common Stock shall be credited to the accounts maintained on behalf of the Holders of the UPC Notes, the UPC Preference Shares A, the UPC Priority Shares and the UPC Ordinary Shares A at the applicable registered record holder.

     Section 9.12 Operations Between the Confirmation Date and the Effective Date. The Debtor shall continue to operate as debtor in possession, subject to the supervision of the U.S. Bankruptcy Court during the period from the Confirmation Date through and until the Effective Date.

     Section 9.13 Revesting of Assets. Except as otherwise expressly provided in the Plan or the Confirmation Order, pursuant to Sections 1123(a)(5), 1123(b)(3) and 1141(b) of the U.S. Bankruptcy Code, all Property comprising the Estate, including, but not limited to, all Causes of Action shall automatically be retained and revest in the Reorganized Debtor or its successors or assigns, free and clear of all Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests of Creditors and Equity Interest Holders on the Effective Date, with all such Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests being extinguished except as otherwise provided in the Plan. As of the Effective Date, the Reorganized Debtor may operate its business and use, acquire and dispose of Property and settle and compromise Claims, Equity Interests or Old Other Equity Interests without supervision of the U.S. Bankruptcy Court and free of any restrictions of the U.S. Bankruptcy Code or the U.S. Bankruptcy Rules, other than those restrictions expressly imposed by the Plan, the Akkoord, and the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services incurred after the Effective Date without any application to the U.S. Bankruptcy Court.

     Section 9.14 Approval of Agreements. Subject to any relevant approvals at the Extraordinary General Meeting, Confirmation shall constitute approval of all other agreements and transactions contemplated by the Plan and the Confirmation Order shall so provide.

     Section 9.15 Incentive Plan. On the Effective Date, New UPC shall adopt the Incentive Plan.

     Section 9.16 Stockholders Agreement. On or prior to the Effective Date, UGC, New UPC, the Participating Noteholders and any other Holder of Allowed
Class 5 Claims who elects to become a party thereto shall enter into the Stockholders Agreement.

     Section 9.17 New UPC Equity Purchase Rights.

          (a) On the Effective Date, New UPC shall provide each Holder of a Class 4 Claim or Class 5 Claim the right (the "New UPC Equity Purchase Rights") to purchase for Cash a pro rata portion of Subscription Shares (as defined below) of New UPC Common Stock, at the Implied Purchase Price per Subscription Share, in addition to the shares of New UPC Common Stock to be received by the Holders of such Claims under Sections 4.6 and 4.7 of the Plan. The total number of "Subscription Shares" is equal to (a) the Maximum Subscription Amount, (b) divided by the Implied Purchase Price.

          (b) For the purposes of Section 9.17(a) of the Plan, "pro rata" shall be based on the number of shares of New UPC Common Stock to be distributed under the Plan on account of Class 4 Claims and UPC Notes Claims. A Holder of a General Unsecured Claim may purchase Subscription Shares pursuant to its New UPC Equity Purchase Rights in an amount equal to (a) the amount of its General Unsecured Claim (in Euros) multiplied by (b) the ratio of (i) the number of Subscription Shares per(euro)1,000 of Allowed UPC Notes Claims allotted to the Holders of the UPC Notes Claims to (ii) 1,000. Any such purchase shall reduce the number of Subscription Shares that the Holder of the Class 4 Claims is entitled to purchase pursuant to its New UPC Equity Purchase Rights until the number of Subscription Shares that the Holder of the Class 4 Claim is entitled to purchase pursuant to its New UPC Equity Purchase Rights is reduced to zero and, thereafter, shall ratably reduce the number of Subscription Shares that the Holders of UPC Notes Claims are entitled to purchase pursuant to their New UPC Equity Purchase Rights.

          (c) The New UPC Equity Purchase Rights shall be exercisable only on the Effective Date, but notice of intent to exercise must be given by a subscribing holder not later than the deadline fixed by the U.S. Bankruptcy Court for voting to accept or reject the Plan and payment for the Subscription Shares subscribed for by such subscribing holder must be received by the subscription agent for New UPC at least five (5) Business Days prior to the Effective Date. All purchases of Subscription Shares under the New UPC Equity Purchase Rights shall be in Euros. A payment invoice will be sent to each subscribing holder promptly after the Confirmation Date. The invoice will set forth (i) the number of Subscription Shares to be subscribed for by the subscribing holder, (ii) the aggregate subscription amount in Euros for such subscribing holder's purchase of such Subscription Shares and (iii) the payment deadline by which such subscribing holder will be required to make payment of the subscription amount to New UPC's subscription agent. If the subscribing holder holds UPC Notes Claims denominated in United States Dollars, the subscription amount set forth in such subscribing holder's invoice will be denominated in United States Dollars, converted from Euros and adjusted to take account of currency exchange rates at the time the invoice is sent and any administrative and other costs associated with the currency exchange. Once notice of exercise is given, the exercise of the New UPC Equity Purchase Rights is irrevocable, even if the subscribing holder's Claim becomes a Disallowed Claim or is classified into a different Class after the exercise.

     Section 9.18 UGC Subscription Commitment. Subject to confirmation of the Plan and the ratified Akkoord becoming final and conclusive (in kracht van gewijsde gaan), on the Effective Date, in accordance with the Restructuring Agreement, New UPC shall sell to UGC on the terms set forth in the Restructuring Agreement and at the Implied Purchase Price, the total number of Subscription Shares of New UPC Common Stock that were not subscribed for by the Holders of Class 4 Claims and Class 5 Claims pursuant to the New UPC Equity Purchase Rights (the "UGC Subscription Commitment").

     Section 9.19 Treatment of UPC Owned UPC Notes. All of the UPC Notes owned by UPC as a result of the settlement and termination of (i) the swaps transactions documented by the ISDA Master Agreement, dated as of April 29, 1998, between The Toronto-Dominion Bank, London Branch and UPC, and the related schedules, annexes and confirmations, as the same shall have been amended from time to time on the terms contemplated therein and (ii) the swaps transactions documented by the ISDA Master Agreement, dated as of May 4, 2000, between The Chase Manhattan Bank and UPC, and the related schedules, annexes and confirmations, as the same shall have been amended from time to time on the terms contemplated therein, in each case, which are set forth on Annex C to the Restructuring Agreement, shall be deemed to be cancelled on or before the Effective Date without any further action by UPC or the Indenture Trustee and UPC shall not be entitled to receive any consideration under the Plan on account thereof.

     Section 9.20 Rights of Action. Except as otherwise provided in the Plan, all Causes of Action, other than Avoidance Actions, shall automatically be retained and preserved and will revest in the Reorganized Debtor or its successors or assigns. Pursuant to Section 1123(b)(3) of the U.S. Bankruptcy Code, the Reorganized Debtor (as a representative of the Estate) or its successors or assigns shall retain and have the exclusive right to enforce and prosecute such Causes of Action against any Person, that arose before the Effective Date, other than those expressly released or compromised as part of or pursuant to the Plan.

                                   ARTICLE X

              OPERATION AND MANAGEMENT OF THE REORGANIZED DEBTOR

     Section 10.1 Post-Effective Date Operation of Business. From and after the Effective Date, the Reorganized Debtor will continue to exist and engage in business, in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to its organizational documents as amended pursuant to this Plan.

     Section 10.2 Post-Confirmation Directors and Officers of the Debtor and New UPC. From and after the Effective Date, the corporate governance of the Debtor shall be modified to ensure that the decisions taken by the Board of Directors of New UPC, subject to the Amended and Restated New UPC Certificate of Incorporation and the Amended and Restated New UPC By-Laws, will be implemented by the Debtor. The members of the Board of Management of the Debtor as of the Effective Date shall be those individuals set forth on the Board of Management Schedule. It is the intention of New UPC and the Debtor that, under the Third Amendment upon the later to occur of the Effective Date and the date on which the Debtor is delisted from Euronext, the Board of Management of the Debtor shall be New UPC. Effective upon the Third Amendment, there will be no Supervisory Board for the Debtor. The officers and directors of New UPC as of the Effective Date shall be those individuals set forth on the New UPC Management Schedule.

                                   ARTICLE XI

                           CONDITIONS TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

     Section 11.1 Conditions Precedent to Confirmation. Confirmation is subject to the following conditions precedent:

          (a) The Confirmation Order shall be in form and substance reasonably acceptable to the Debtor, New UPC, UGC and the Participating Noteholders; provided that none of UGC, New UPC or the Participating Noteholders may request that the Confirmation Order contain a provision that is inconsistent with any of the provisions of the Restructuring Agreement; and

          (b) the Offer Memorandum, which will be comprised of the Disclosure Statement and an offer memorandum supplement, shall have been submitted to the A-FM prior to the commencement of the Dutch Implementing Offer and generally made available to the Holders of the UPC Ordinary Shares A outside the United States to effectuate the Restructuring.

     Section 11.2 Conditions Precedent to Consummation. The Plan shall be consummated and the Effective Date shall occur if and only if the following conditions shall have occurred or shall have been duly waived (if waivable) pursuant to Section 11.3 below:

          (a) the Confirmation Order shall not have been vacated, reversed, stayed, modified, amended, enjoined or restrained by order of a court of competent jurisdiction and shall have become a Final Order;

          (b) the Akkoord shall have been adopted by the requisite majority of Ordinary Creditors and subsequently ratified by the Dutch Bankruptcy Court, all conditions to the effectiveness of the Akkoord shall have been satisfied or duly waived to the extent permitted therein, and the Dutch Bankruptcy Court's ratification of the Akkoord shall have become final and binding and no longer subject to appeal;

          (c) the UPC Voting Securities and Belmarken Notes held by the UGC Group shall have been contributed to the capital of New UPC;

          (d)  the  Debtor's   shareholders   shall  have  duly  authorized  the
     Shareholder Proposals at the Extraordinary General Meeting;

          (e) New UPC shall have issued sufficient shares of New UPC Common Stock to effect the Restructuring in accordance with the Plan;

          (f) New UPC shall have sold the Belmarken Notes to the capital of UPC;

          (g)  the  Dutch   Implementing   Offer   shall   have  been   declared
     unconditional;

          (h) all UPC Preference Shares A shall have been registered in the name of New UPC after giving effect to the consummation of the Restructuring or, in the event that the UPC Preference Shares A are not transferred to New UPC under the Plan, shall have been converted on a one-for-one basis into registered UPC Ordinary Shares A in accordance with Section 9.2(c) of the Plan; provided, however, that this condition shall be deemed satisfied unless, on or before the date that is ten (10) days prior to the date of the hearing to ratify the Akkoord, UGC or a Majority-in-Interest of the Participating Noteholders shall serve written notice on the other that such condition has not been satisfied;

          (i) UGC and the Holders of Class 4 Claims and Class 5 Claims shall have subscribed for and purchased for Cash the total number of Subscription Shares of New UPC Common Stock pursuant to the New UPC Equity Purchase Rights and the UGC Subscription Commitment;

          (j) the Incentive Plan shall have been adopted by New UPC;

          (k) all documents and agreements required to be executed or delivered under the Plan, the Akkoord or the Restructuring Agreement on or prior to the Effective Date, including, without limitation, the Stockholders Agreement, shall have been executed and delivered by the parties thereto;

          (l)  the  U.S.   Bankruptcy   Court   shall  have   entered  an  order
     (contemplated to be part of the Confirmation Order) authorizing and directing the Debtor and the Reorganized

     Debtor to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, releases, indentures and other agreements or documents created, amended, supplemented, modified or adopted in connection with the Plan;

          (m) the Amended and Restated UPC Articles of Association, the Amended and Restated New UPC Certificate of Incorporation and the Amended and Restated New UPC By-Laws shall have been filed with the applicable authority of each entity's jurisdiction of incorporation or organization in accordance with such jurisdiction's applicable law;

          (n) all authorizations, consents and regulatory approvals required, if any, in order to consummate the Plan or the Akkoord shall have been obtained; and

          (o) no order of a court shall have been entered and shall remain in effect restraining the Debtor from consummating the Plan.

     Section 11.3 Waiver of Conditions to Consummation. The conditions to consummation in Section 11.2 may be waived at any time by a writing signed by an authorized representative of the Debtor, New UPC and the Participating Noteholders, without notice or order of the U.S. Bankruptcy Court or any further action other than proceeding to consummation of the Plan.

                                  ARTICLE XII

                             EFFECTS OF CONFIRMATION

     Section 12.1 Discharge. To the fullest extent permitted by applicable law (including, without limitation, Section 105 of the U.S. Bankruptcy Code), and except as otherwise provided in the Plan or in the Confirmation Order: (A) all property distributed under the Plan shall be in consideration for, and in complete satisfaction, settlement, discharge and release of, all Claims of any nature whatsoever against, Equity Interests in, or Old Other Equity Interests in, the Debtor, the Reorganized Debtor, the Estate or any of their assets or properties and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, Equity Interests or Old Other Equity Interests, upon the Effective Date, except as otherwise set forth in the Plan, (i) the Debtor shall be deemed discharged and released under
Section 1141(d)(1)(A) of the U.S. Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, debts (as such term is defined in Section 101(12) of the U.S. Bankruptcy Code), Liens, security interests, and encumbrances of and against all Property of the Estate, the Debtor and its Affiliates, that arose before the Confirmation Date, including without limitation, all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the U.S. Bankruptcy Code, whether or not
(a) such Claim has been Allowed pursuant to Section 502 of the U.S. Bankruptcy Code, or (b) the Holder of such Claim has voted to accept the Plan and (ii) all interests of the Holders of Equity Interests and, to the extent permitted under applicable law, Old Other Equity Interests shall be terminated; and (B) as of the Confirmation Date, all Persons, including, without limitation, all Holders of Claims, Equity Interests or Old Other Equity Interests, shall be barred and enjoined from asserting against the Debtor or the Reorganized Debtor, their successors or their property any other or further Claims, debts, rights, Causes of Action, liabilities, Equity Interests or Old Other Equity Interests relating to the Debtor based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests and, to the extent permitted under applicable law, Old Other Equity Interests, pursuant to Sections 524 and 1141 of the U.S. Bankruptcy Code, and such discharge and termination shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest or Old Other Equity Interest. In particular, Confirmation shall permanently enjoin all Holders of Claims against, Equity Interests in or Old Other Equity Interests in the Debtor and any other parties in interest from taking any action whatsoever, whether within or outside of the United States, that in any way is inconsistent with or contrary to the classification and/or treatment of Claims, Equity Interests or Old Other Equity Interests under this Plan, and all Holders are bound by the Plan; provided, however, that nothing in the Plan shall enjoin a Holder of a Claim against the Debtor from asserting its Claim in the Dutch Bankruptcy Case or asserting any position therein with respect to the classification or treatment thereof. Notwithstanding the foregoing, nothing in this Section 12.1 or the Confirmation Order shall affect the rights of New UPC with respect to any Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A, transferred to it in accordance with the Plan.

     Section 12.2 Injunction. Except as otherwise expressly provided for in the Plan or the Confirmation Order and to the fullest extent authorized or provided by the U.S. Bankruptcy Code, including Sections 524 and 1141 thereof, Confirmation shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest, Old Other Equity Interest or other right of an equity security Holder that is Impaired or terminated pursuant to the terms of the Plan from taking any of the following actions against the Debtor, the Reorganized Debtor or their property on account of any such discharged Claims, debts or liabilities or such terminated Equity Interests, Old Other Equity Interests or rights: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or enforcing in any manner, directly or indirectly, any Lien or encumbrance of any kind; (d) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and/or (e) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan.

     Section 12.3 Exculpation.

          (a) None of UGC, UGC Holdings, the Debtor, the Reorganized Debtor, New UPC, the Administrator, the Committee, any Participating Noteholder, any Indenture Trustee, any holder of UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A, or any of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns (collectively, the "Exculpated Parties"), or any of their respective property, shall have or incur any liability to any Holder of a Claim, an Equity Interest or an Old Other Equity Interest, or any other party in interest, or any of their respective officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Moratorium Petition, the Chapter 11 Case, the solicitation of acceptances of the Plan or the Akkoord, the pursuit of Confirmation or the acceptance of the Akkoord, the consummation of the Plan or the Akkoord, or the administration of the Plan or the Akkoord or the property to be distributed under the Plan or the Akkoord, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the Code of Professional Conduct, (iii) solely in the case of UPC, New UPC, UGC or any Participating Noteholder, for failure to comply with, or breach of such Person's obligations under, the Plan, the Akkoord or the Restructuring Agreement and (iv) solely in the case of the Indenture Trustee, for failure to comply with, or breach of such Person's obligations under, the Indentures, and in all respects (x) UPC, New UPC, UGC and the Participating Noteholders shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Akkoord and the Restructuring Agreement and (y) the Indenture Trustee shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Indentures.

          (b) Notwithstanding any other provision of the Plan or the Akkoord, no holder of a Claim, Equity Interest or Old Other Equity Interest, no other party in interest, none of their respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit or proceeding against UGC, UGC Holdings, the Debtor, the Reorganized Debtor, New UPC, the Administrator, each Participating Noteholder, any Indenture Trustee, each Holder of UPC Notes, the Belmarken Notes, the UPC Preference Shares A, the UPC Priority Shares or the UPC Ordinary Shares A and each of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Moratorium Petition, the Chapter 11 Case, the solicitation of acceptances of the Plan or the Akkoord, the pursuit of Confirmation or the acceptance of the Akkoord, the consummation of the Plan or the Akkoord, or the administration of the Plan or the Akkoord or the property to be distributed under the Plan or the Akkoord, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the Code of Professional Conduct, (iii) solely in the case of UPC, New UPC, UGC or any Participating Noteholder, for failure to comply with, or breach of such Person's obligations under, the Plan, the Akkoord or the Restructuring Agreement and (iv) solely in the case of the Indenture Trustee, for failure to comply with, or breach of such Person's obligations under, the Indentures, and in all respects (x) UPC, New UPC, UGC and the Participating Noteholders shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Akkoord and the Restructuring Agreement and (y) the Indenture Trustee shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Indentures.

     Section 12.4 Releases.

          (a) Effective on the Confirmation Date, but subject to the occurrence of the Effective Date, UGC, UGC Holdings, United Europe, Inc., the Debtor, the Reorganized Debtor, New UPC, the Administrator, each Participating Noteholder, any Indenture Trustee, each Holder of UPC Notes, and each of the foregoing's respective current officers, directors, members, managers, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings and liabilities which the Debtor or any Holder of a Claim against, Equity Interest in, or Old Other Equity Interest in, the Debtor may be entitled to assert, whether for fraud, tort, contract, violations of applicable securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part upon any act, omission, transaction, state of facts, circumstances or other occurrence or failure of an event to occur, taking place before the Confirmation Date and in any way relating to the Debtor, the Reorganized Debtor, New UPC, the issuance, purchase or sale of the Belmarken Notes, the UPC Notes, the UPC Preference Shares A, the UPC Priority Shares or the UPC Ordinary Shares A, the Restructuring, the Chapter 11 Case, the Moratorium Petition, the Plan, or the Akkoord; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon any act or omission arising out of such Person's gross negligence or willful misconduct; provided further that nothing herein shall release (i) UPC, New UPC, UGC or any Participating Noteholder from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Plan, the Akkoord or the Restructuring Agreement or
     (ii) the Indenture Trustee from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Indentures; provided further that to the extent that, on the Effective Date, New UPC is the holder of any Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A, whether obtained through the Dutch Implementing Offer and the Plan or otherwise, the Claims and Equity Interests represented by such Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A held by New UPC will not be released, but will instead remain outstanding. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, all holders of Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A shall be deemed to release, and shall be permanently enjoined from bringing, maintaining, facilitating or assisting any action, demand, suit or proceeding against the Debtor, the Reorganized Debtor, New UPC and their respective current officers, directors, members, managers, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings and liabilities related to, or arising from, any and all claims or interests arising under, in connection with, or related to the Belmarken Notes, the UPC Notes, the UPC Preference Shares A, the UPC Priority Shares, the UPC Ordinary Shares A, or the issuance, purchase, or sale thereof; provided that such release and injunction shall not be binding on New UPC to the extent of New UPC's claims and interests solely against UPC on account of any Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A held by New UPC, whether obtained through the Dutch Implementing Offer and the Plan or otherwise.

          (b) Nothing in the Plan shall effect a release in favor of any released party from any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; nor shall anything in the Plan enjoin the United States government or any state, city or municipality, as applicable, from bringing any claim, suit, action or other proceeding against any released party for any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; provided, however, that this paragraph shall in no way affect or limit the discharge granted to the Debtor under Chapter 11 of the U.S. Bankruptcy Code and pursuant to Section
     12.1 of the Plan.

          (c) Solely in the case of attorneys, nothing in the Plan shall effect a release from any liability arising under any applicable professional disciplinary rule, including Disciplinary Rule 6-102 of the Code of Professional Conduct.

     Section 12.5 Binding Effect of Plan. The provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, the Estate, the Reorganized Debtor, any Holder of any Claim, Equity Interest or Old Other Equity Interest treated herein or any Person named or referred to in the Plan, the Indenture
Trustee and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the U.S. Bankruptcy Code and other applicable law, each other Person affected by the Plan.

     Section 12.6 Indemnification. To the extent not inconsistent with the Plan or the Confirmation Order and to the fullest extent permitted by applicable law, including, but not limited to, the extent provided in the Debtor's, the Reorganized Debtor's or New UPC's constituent documents, contracts (including, but limited to, any indemnification agreements), statutory law or common law, the Reorganized Debtor and New UPC shall indemnify, hold harmless and reimburse the Exculpated Parties from and against any and all losses, claims, Causes of Action, damages, fees, expenses, liabilities and actions: (A) for any act taken or omission made in good faith in connection with or in any way related to negotiating, formulating, implementing, confirming or consummating the Plan, the Akkoord, the Disclosure Statement, the Restructuring Agreement or any contract, instrument, release or other agreement or document created in connection with the Plan or the Akkoord or the administration of the Chapter 11 Case or the Dutch Bankruptcy Case; or (B) for any act or omission in connection with or arising out of the administration of the Plan or the Akkoord or the property to be distributed under the Plan or the Akkoord or the operations or activities of the Debtor, the Reorganized Debtor or New UPC, and any Claims of any such Exculpated Party against the Reorganized Debtor or New UPC, as applicable, on account of such indemnification obligations shall be unaltered and Unimpaired within the meaning of Section 1124(l) of the U.S. Bankruptcy Code, except that neither the Reorganized Debtor nor New UPC shall have any obligation to indemnify any Exculpated Party for any acts or omissions that constitute gross negligence or willful misconduct; provided, however, that upon request of an Exculpated Party covered by this Section 12.6, the Reorganized Debtor and New UPC shall advance amounts to cover any and all losses, claims, Causes of Action, damages, fees, expenses, liabilities and actions; provided further, that if a court of a competent jurisdiction determines that such Exculpated Party is not entitled to the amounts that were advanced, such Exculpated Party shall return the funds to the Reorganized Debtor or New UPC, as applicable. Such indemnification obligations shall survive unaffected by Confirmation, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

     Section 12.7 Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105(a) or 362 of the U.S. Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     Section 12.8 Preservation of Insurance. Except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair (A) the enforceability of insurance policies that may cover Claims against the Debtor or any other Person or (B) the continuation of workers' compensation programs in effect, including self-insurance programs.

     Section 12.9 Waiver of Subordination Rights. Any Distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other Creditor, and shall not be subject to levy, garnishment, attachment or other legal process by any Holder by reason of any claimed contractual, legal or equitable subordination rights, and the Confirmation Order shall constitute an injunction enjoining any Person from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to Property distributed under the Plan, in each case other than as provided in the Plan.

     Section 12.10 No Successor Liability. Except as otherwise expressly provided in the Plan, the Debtor and the Reorganized Debtor do not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify Creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtor relating to or arising out of the operations or assets of the Debtor, whether arising prior to, on, or after the Confirmation Date. The Reorganized Debtor is not, and shall not be, a successor to the Debtor by reason of any theory of law or equity, and shall not have any successor or transferee liability of any kind or character, except that the Reorganized Debtor shall assume the obligations specified therefor in the Plan and the Confirmation Order.

                                  ARTICLE XIII

                            RETENTION OF JURISDICTION

     Section 13.1 Continuing Jurisdiction of U.S. Bankruptcy Court. Notwithstanding Confirmation and the occurrence of the Effective Date, the U.S. Bankruptcy Court shall retain after the Effective Date jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Case to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

          (a) classify or establish the priority or secured or unsecured status of any Claim or Equity Interest (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated) or resolve any dispute as to the treatment necessary to Reinstate such a Claim pursuant to the Plan;

          (b) allow, disallow, determine, liquidate or estimate any Claim, Equity Interest or Old Other Equity Interest, including the compromise, settlement and resolution of any request for payment of any such Claim and the resolution of any Objections to the allowance of any such Claims, Equity Interests or Old Other Equity Interests, and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claims, Equity Interests or Old Other Equity Interests;

          (c) grant or deny any applications for allowance of compensation or reimbursement of expenses pursuant to Sections 330, 331 or 503(b) of the U.S. Bankruptcy Code or otherwise provided for in the Plan, for periods ending on or before the Effective Date;

          (d) determine and resolve any and all controversies arising in connection with the Chapter 11 Case and relating to the rights and obligations of the Indenture Trustee, the Disbursing Agent and any voting agent and/or claims agent retained by the Debtor in connection with the Chapter 11 Case, including, without limitation, any dispute arising in connection with the payment of the reasonable fees and expenses of the Indenture Trustee, the Disbursing Agent and such voting agent and/or claims agent in connection with their duties in the Chapter 11 Case;

          (e) enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          (f) determine such other matters and for such other purposes as may be provided in the Confirmation Order;

          (g) hear and determine any other matters related hereto and not inconsistent with Chapter 11 of the U.S. Bankruptcy Code;

          (h) continue to enforce the automatic  stay and any stay imposed under
     Section 105(a) of the U.S. Bankruptcy Code through the Effective Date;

          (i) hear and determine (i) disputes arising in connection with the interpretation, implementation or enforcement of the Plan or (ii) issues presented or arising under the Plan, including disputes among Holders and arising under agreements, documents or instruments executed in connection with the Plan;

          (j) enter a final decree closing the Chapter 11 Case or converting it to a Chapter 7 case;

          (k) determine and resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

          (l) ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein (including by the approval of additional, supplemental or modified distribution procedures or otherwise) and resolve any issues relating to distributions to Holders of Allowed Claims or Allowed Equity Interests pursuant to the provisions of the Plan;

          (m) construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with Section 1142 of the U.S. Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Reorganized Debtor in accordance with Sections 524 and 1141 of the U.S. Bankruptcy Code following consummation;

          (n) determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

          (o) determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan (and all Exhibits to the Plan) or the Confirmation Order, including the indemnification and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any Person's rights arising under or obligations incurred in connection therewith;

          (p) hear any application of the Debtor, the Reorganized Debtor or New UPC to modify the Plan before or after the Effective Date pursuant to
     Section 1127 of the U.S. Bankruptcy Code and Section 14.3 hereof or modify the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any U.S. Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the U.S. Bankruptcy Code and the Plan;

          (q) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order;

          (r) recover all assets of the Debtor and its Estate, wherever located;

          (s) hear and determine any motions, applications, adversary proceedings, contested matters and other litigated matters pending on, Filed or commenced after the Effective Date that may be commenced by the Debtor thereafter, including proceedings with respect to the rights of the Debtor to recover Property under Sections 542, 543 or 553 of the U.S. Bankruptcy Code or to otherwise collect to recover on account of any claim or Cause of Action that the Debtor may have; and

          (t) hear any other matter not inconsistent with the U.S. Bankruptcy Code.

     Section 13.2 Failure of U.S. Bankruptcy Court to Exercise Jurisdiction. If the U.S. Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter related to the Debtor, including with respect to the matters set forth above in Section 13.1 hereof, this Article XIII shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     Section 14.1 Revocation or Withdrawal of the Plan. The Debtor reserves the right, at any time prior to substantial consummation of the Plan, to revoke or withdraw the Plan, but only to the extent that the Debtor could terminate the Restructuring Agreement under Article XI thereof. If the Plan is revoked or withdrawn, if the Confirmation Date does not occur or if Confirmation occurs, but the Effective Date does not occur, then the Plan shall be null and void and have no force and effect. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor.

     Section 14.2 Final Order. Except as otherwise expressly provided in the Plan, any requirement in the Plan for a Final Order may be waived by the Debtor or, after the Effective Date, the Reorganized Debtor, and New UPC, upon written notice to the U.S. Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

     Section 14.3 Modification of the Plan. The Debtor and New UPC may alter, amend or modify the Plan in accordance with Section 1127 of the U.S. Bankruptcy Code or as otherwise permitted; provided, however, that neither the Debtor nor New UPC may modify the Plan without the consent of the other or, to the extent required in Section 5.3(b) of the Restructuring Agreement, the consent of a Majority-in-Interest of the Participating Noteholders.

     Section 14.4 Business Days. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     Section 14.5 Severability. Should the U.S. Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is either illegal on its face or illegal as applied to any Claim, Equity Interest or Old Other Equity Interest, such provision shall be unenforceable as to all Holders of Claims, Equity Interests or Old Other Equity Interests or to the specific Holder of such Claim, Equity Interest or Old Other Equity Interest, as the case may be, as to which such provision is illegal. Unless otherwise determined by the U.S. Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan. The Debtor reserves the right not to proceed with Confirmation or consummation of the Plan if any such ruling occurs.

     Section 14.6 Governing Law. EXCEPT AS OTHERWISE SET FORTH HEREIN OR TO THE EXTENT THAT THE U.S. BANKRUPTCY CODE OR U.S. BANKRUPTCY RULES OR OTHER FEDERAL LAWS ARE APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT, RELEASE, INDENTURE OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION WITH THE PLAN, THE CONSTRUCTION, IMPLEMENTATION AND ENFORCEMENT OF THE PLAN AND ALL RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS-OF-LAW PRINCIPLES WHICH WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA.

     Section 14.7 Dissolution of Committees. On the Effective Date, any Committee shall be automatically dissolved and all members, Professionals and agents of such Committee shall be deemed released of their duties,
responsibilities   and  obligations,   and  shall  be  without  further
duties, responsibilities and authority in connection with the Debtor, the Chapter 11 Case, the Plan or its implementation.

     Section 14.8 Payment of Statutory Fees. All U.S. Trustee's Fee Claims, as determined, if necessary, by the U.S. Bankruptcy Court, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date, but before the closing of the Chapter 11 Case, shall be paid by the Reorganized Debtor.

     Section 14.9 Notices. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (A) certified mail, return receipt requested, postage prepaid, (B) hand delivery or (C) reputable overnight delivery service, freight prepaid, to be addressed as follows:

            If to UPC, to:

            United Pan-Europe Communications N.V.
            Boeing Avenue 53
            Schiphol Rijk 1119
            The Netherlands
            Attn.: Anton M. Tuijten

            With a copy to:

            White & Case LLP
            1155 Avenue of the Americas
            New York, New York  10036
            Attn.: Howard S. Beltzer, Esq.

            If to New UPC, to:

            New UPC, Inc.
            4643 South Ulster Street, 13th Floor
            Denver, Colorado 80237
            Attn.: President

            With a copy to:

            Skadden Arps Slate Meagher & Flom, LLP
            300 South Grand Avenue
            Los Angeles, California  90071
            Attn.: Richard Levin, Esq.

            If to the Participating Noteholders, to:

            Paul, Weiss, Rifkind, Wharton & Garrisson
            1285 Avenue of the Americas
            New York, New York  10019

            Attn.: Jeffrey D. Saferstein, Esq.

            If to the United States Trustee, to:

            Office of the United States Trustee
            33 Whitehall Street, Suite 2100
            New York, New York  10004
            Attn.: Paul Schwartzberg, Esq.

     Section 14.10 Time. Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the provisions of U.S. Bankruptcy Rule 9006(a) shall apply.

     Section 14.11 No Attorneys' Fees. No attorneys' fees will be paid by the Debtor with respect to any Claim, Equity Interest or Old Other Equity Interest except as expressly specified herein or Allowed by a Final Order of the U.S. Bankruptcy Court, and except that the Debtor shall pay the post-petition fees and expenses of advisors and attorneys in Cash as provided in Section 10.9 of the Restructuring Agreement to the extent that such fees and expenses are not paid by UPC Services BV.

     Section 14.12 No Injunctive Relief. No Claim,  Equity Interest or Old Other
Equity  Interest  shall  under  any   circumstances   be  entitled  to  specific
performance or other injunctive, equitable or other prospective relief.

     Section 14.13 Continued Confidentiality Obligations. Pursuant to the terms thereof, members of and advisors to any Committee, any other Holder of a Claim, Equity Interest or Old Other Equity Interest and their respective predecessors, successors and assigns shall continue to be obligated and bound by the terms of any confidentiality agreement executed by them in connection with the Chapter 11 Case or the Debtor, to the extent that such agreement, by its terms, may continue in effect after the Confirmation Date; provided, however, that the confidentiality agreements with the Participating Noteholders and their advisors shall terminate on the Effective Date and be of no further force and effect.

     Section 14.14 No Admissions or Waivers. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission or waiver by the Debtor with respect to any matter set forth herein, including liability on any Claim, Equity Interest or Old Other Equity Interest or the propriety of any classification of any Claim, Equity Interest or Old Other Equity Interest.

     Section 14.15 Entire Agreement. Upon consummation of the Plan, the Plan and the documents executed and delivered on the Effective Date and in consummation of the Plan shall be deemed to set forth the entire agreement and undertakings relating to the subject matter thereof and shall supersede all prior discussions and documents related thereto, including the Restructuring Agreement. The Debtor shall not be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter thereof, other than as expressly provided for therein or as may hereafter be agreed to by the parties in writing.

     Section 14.16 Waiver. The Debtor or the Reorganized Debtor, as applicable, reserves the right to waive any provision of this Plan to the extent such provision is for the sole benefit of the Debtor and/or its officers or directors.

     Section 14.17 Bar Date for Professional Claims. Final applications for compensation for services rendered and reimbursement of expenses incurred by Professionals (a) from the later of the Petition Date or the date on which retention was approved through the Effective Date or (b) pursuant to Section 503(b)(4) of the Bankruptcy Code, shall be Filed no later than sixty (60) days after the Effective Date or such later date as the Bankruptcy Court approves, and shall be served on (i) counsel to the Debtor at the address set forth in
Section  14.9 of the Plan,  (ii)  counsel to New UPC at the address set forth in
Section 14.9 of the Plan, (iii) counsel to the Participating Noteholders at the address set forth in Section 14.9 of the Plan, and (iv) the Office of the United States Trustee at the address set forth in Section 14.9 of the Plan. Any objections to an application for the payment of Professional Claims must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional no later than twenty-five (25) days (or such longer period as may be granted by order of the Bankruptcy Court) after the date on which such application was served. Applications that are not timely Filed will not be considered by the U.S. Bankruptcy Court. The Reorganized Debtor may pay any Professional fees and expenses incurred after the Effective Date without any application to the U.S. Bankruptcy Court.

     Section 14.18 Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, Distributions and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to and released by the Plan, including, without limitation, any Avoidance Actions, and Confirmation shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan.

                              CONFIRMATION REQUEST

      The Debtor hereby requests confirmation of the Plan pursuant to Section 1129(a) or Section 1129(b) of the Bankruptcy Code.


Dated: January 7, 2003


                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.


                                    By: /s/ Anton M. Tuijten
                                       ---------------------------------------
                                       Name: Anton M. Tuijten
                                        Title:  General Counsel and Member
                                             of the Board of Management



                                    By:  /s/ Charles H. R. Bracken
                                        --------------------------------------
                                        Name:Charles H. R. Bracken
                                        Title:  Chief Financial Officer and
                                             Member of the Board of Management



                                    NEW UPC, INC.


                                    By:  /s/ Michael T. Fries
                                        --------------------------------------
                                        Name:Michael T. Fries
                                        Title:  President

Submitted by:
WHITE & CASE LLP
Attorneys for United Pan-Europe Communications N.V.
Debtor and Debtor in Possession


By:  /s/ Howard S. Beltzer
    --------------------------------------
   Howard S. Beltzer  (HSB 5721)
   Daniel P. Ginsberg (DPG 5290)
1155 Avenue of the Americas
New York, New York  10036
(212) 819-8200

      - and -

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Attorneys for New UPC, Inc.


By:  /s/ Richard Levin
    --------------------------------------------------
   Richard Levin (California State Bar No. 66578)
   Van C. Durrer II (VCD 0689)
300 South Grand Avenue
Los Angeles, California  90071
(213) 687-5000

                                                                      Schedule 1
                       Allowed UPC Notes Claims by Series

--------------------------------------------------------------------------------

                Series of UPC Notes                     Allowed UPC Notes Claims
--------------------------------------------------------------------------------

10 7/8% Senior Notes due 2007(United States Dollar)          US$190,714,890.25
--------------------------------------------------------------------------------

10 7/8% Senior Notes due 2009 (United States Dollar)         US$877,954,231.76
--------------------------------------------------------------------------------

12 1/2% Senior  Discount  Notes due 2009 (United States      US$600,919,401.12
Dollar)
--------------------------------------------------------------------------------

11 1/4% Senior Notes due 2009 (United States Dollar)         US$269,862,290.19
--------------------------------------------------------------------------------

13 3/8% Senior  Discount  Notes due 2009 (United States      US$371,663,598.93
Dollar)
--------------------------------------------------------------------------------

11 1/4% Senior Notes due 2010 (United States Dollar)         US$658,378,082.21
--------------------------------------------------------------------------------

11 1/2% Senior Notes due 2010 (United States Dollar)         US$266,648,907.71
--------------------------------------------------------------------------------

13 3/4% Senior  Discount  Notes due 2010 (United States      US$737,994,370.22
Dollar)
--------------------------------------------------------------------------------

10 7/8% Senior Notes due 2007 (Euro)                         US$77,387,159.85
--------------------------------------------------------------------------------

10 7/8% Senior Notes due 2009 (Euro)                         US$244,800,169.38
--------------------------------------------------------------------------------

11 1/4% Senior Notes due 2009 (Euro)                         US$78,767,689.67
--------------------------------------------------------------------------------

13 3/8% Senior Discount Notes due 2009 (Euro)                US$143,986,850.74
--------------------------------------------------------------------------------

11 1/4% Senior Notes due 2010 (Euro)                         US$169,156,243.86
--------------------------------------------------------------------------------